               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                            MERRIMAC INDUSTRIES, INC.

                                       and

                                 NORTH FORK BANK

                             DATED: OCTOBER 18, 2006

               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

     THIS REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "AGREEMENT")
is made effective the 18th day of October, 2006 by and between MERRIMAC
INDUSTRIES, INC., a Delaware corporation ("BORROWER"), and NORTH FORK BANK
("BANK").

                                   BACKGROUND
                                   ----------

     A. Borrower has requested that Bank extend certain credit facilities to
Borrower, which Bank is willing to do on the terms set forth herein.

     B. Borrower and Bank after the date hereof may enter into one or more transactions pursuant to and as defined in the Master Agreement (as defined below) (the "Hedge Obligations").

     C. Capitalized terms used herein will have the meanings set forth therefor in SECTION 1 of this Agreement.

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. DEFINITIONS

          1.1 DEFINED TERMS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

               (a) "ADVANCE" means any loan or extension of credit by Bank to
Borrower including, without limitation, Revolving Line Advances, the Mortgage
Loan, the Term Loan and the undrawn face amount of any letter of credit issued by Bank or any Affiliate of Bank for the account of Borrower.

               (b) "AFFILIATE", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

               (c) "APPROVED FUND" shall have the meaning given such term in
SECTION 17.6 hereof.

               (d) "ASSIGNEE" shall have the meaning given such term in SECTION
17.6 hereof.

               (e) "BANK" shall have the meaning given such term in the
introductory paragraph of this Agreement and shall include all permitted successors and assigns of such Person.

               (f) "BANK INDEBTEDNESS" means all obligations and Indebtedness of
Borrower to Bank or any Affiliate of Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan
Documents, all obligations to

                                      -1-

reimburse Bank or any Affiliate of Bank for payments made by Bank or any such
Affiliate pursuant to any letter of credit issued for the account or benefit of
Borrower by Bank or any Affiliate of Bank, all obligations to Bank or any
Affiliate of Bank under any Hedging Agreements (including the Hedge
Obligations), all other obligations or undertakings now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank or any Affiliate of
Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank or any such Affiliate, including, without limitation, all obligations of Borrower to Bank or any Affiliate of Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank or any Affiliate of Bank the amount of any overdraft on any deposit account maintained with Bank or any Affiliate of Bank, together with all interest and other sums payable in connection with any of the foregoing.

               (g) "BORROWER" shall have the meaning given such term in the introductory paragraph of this Agreement and shall include all permitted successors and assigns of such Person.

               (h) "BORROWING BASE AMOUNT" means, at any time, the sum of (i)
eighty-five percent (85%) of the amount of Borrower's Eligible Receivables, plus
(ii) fifty percent (50%) of the Value of Borrower's Raw Materials located at the
Mortgaged Property, plus (iii) twenty-five percent (25%) of the Value of
Borrower's Parts located at the Mortgaged Property; provided that Revolving Line
Advances based on Value of Borrower's Raw Materials and Parts located at the
Mortgaged Property shall not exceed $1,500,000.00.

               (i) "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which banks in Newark, New Jersey are authorized by law to close.

               (j) "CAPITAL EXPENDITURES" means any expenditure for property, plant equipment or fixed assets that would be classified as a capital expenditure on a statement of cash flows of Borrower prepared in accordance with
GAAP.

               (k) "CAPITALIZED LEASES" means all lease obligations which have been or should be, in accordance with GAAP, accounted for on the books of the lessee as a capital lease.

               (l) "CAPITALIZED LEASE OBLIGATIONS" means all amounts payable with respect to a Capitalized Lease.

               (m) "COLLATERAL" shall have the meaning given such term in
SECTION 5.4 hereof.

               (n) "CONTRACT PERIOD" means, collectively, the Revolving Line
Contract Period, the Mortgage Loan Contract Period, and the Term Loan Contract
Period.

               (o) "CORPORATION" means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

                                      -2-

               (p) "COSTA RICAN SUBSIDIARY" shall mean Multi-Mix(R)
Microtechnology S.R.L., an entity formed under the laws of Costa Rica.

               (q) "DEFAULT" means any event which with the giving of notice, passage of time or both, would constitute an Event of Default.

               (r) "DEFAULT RATE" shall have the meaning given such term in
SECTION 3.10 hereof.

               (s) "EBITDA" means, for any period, Net Income for such period, plus the aggregate amounts deducted in determining such Net Income in respect of
(i) Interest Expense for such period, (ii) depreciation for such period, (iii)
amortization for such period, (iv) non-cash charges in respect of equity-based compensation expenses including, without limitation, expenses under SFAS 123R,
(v) deferred costs write-off in connection with the Borrower's loan facility with CIT dated October 8, 2003 up to $170,000.00 in the fourth quarter of 2006 and (vi) deferred financing costs in connection with the Loans of up to
$30,000.00 in the aggregate per annum all as determined in accordance with GAAP.

               (t) "ELIGIBLE RECEIVABLES" means the gross amount of the
Borrower's accounts receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of Bank, which conform to the warranties contained herein and which, at all times, continue to be acceptable to Bank in the exercise of its reasonable judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such accounts receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation to Bank's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, (other than sales to Persons in Canada (excluding
Quebec) by Borrower (i.e., not Filtran)), which shall be Eligible Receivables if not otherwise excluded pursuant to a clause in this definition of Eligible
Receivables other than this clause (ii)) other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are either (x)
secured by letters of credit (in form and substance satisfactory to Bank) issued or confirmed by, and payable at, banks having a place of business in the United
States of America and as to which Bank has a first priority perfected security interest by "control" as contemplated by the UCC or (y) subject to a guarantee duly executed by the Export-Import Bank of the United States ("EX-IM BANK") on
terms acceptable to Bank (together with all amendments, modifications and supplements thereto, the "EX-IM BANK GUARANTEE") and the Borrower shall have entered into any and all agreements required under the Ex-Im Bank Guarantee, which such Ex-Im Bank Guarantee and other agreements executed in connection therewith shall at all times be in full force and effect; (iii) accounts receivable that remain unpaid more than ninety (90) days from invoice date; (iv)
contra accounts; (v) sales to any Subsidiary, or to any company affiliated with the Borrower in any way, other than E.I. DuPont de Nemours and Company
("DuPont"), but only so long as DuPont does not increase its ownership percentage above such percentage as exists on the closing date of the Loans and the accounts receivable generated from sales to DuPont comply with all other requirements for eligibility

                                      -3-

hereunder; (vi) bill and hold (deferred shipment) or consignment sales; (vii)
sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D)
financially unacceptable to Bank or has a credit rating unacceptable to Bank;
(viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty percent (20%)
or more of all Eligible Receivables; provided that such percentage shall be thirty percent (30%) with respect to sales to Raytheon Company, Northrop Grumman
Corporation, The Boeing Company, Lockheed Martin Corporation, General Dynamics
Corporation and BAE Systems North America and/or their respective affiliates
(only the amount exceeding such applicable percentage shall be ineligible); (x)
pre-billed receivables and receivables arising from progress billing; (xi) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xii) sales not payable in United States currency; (xiii) any other reasons deemed necessary by Bank in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of Bank; (xiv) accounts receivable or any agreements, purchase orders, invoices, proof of shipment or delivery or any other document or information in connection therewith that are subject to any Government Limitations, unless covered by the exception in subclause (i) above or as otherwise determined by Bank in it its sole discretion; (xv) sales to DuPont and its affiliates unless Bank has received a no-offset letter from DuPont in form and substance satisfactory to Bank; and
(xvi) accounts receivable due from officers, directors, or employees of Borrower or any Affiliates of Borrower.

               (u) "ENVIRONMENTAL AFFILIATE" means Borrower, and any other
Person for whom Borrower at any time has any liability (contingent or otherwise)
with respect to any claims arising out of the failure of Borrower or such Person to comply with all applicable Environmental Requirements.

               (v) "ENVIRONMENTAL CLEANUP SITE" means any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements by any
Environmental Affiliate.

               (w) "ENVIRONMENTAL CONSULTANTS" has the meaning given such term in SECTION 10.6 hereof.

               (x) "ENVIRONMENTAL REQUIREMENTS" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special
Materials, (iii) protection of the public health and welfare from the effects of
Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation,

                                      -4-

packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

               (y) "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

               (z) "EVENT OF DEFAULT" means each of the events specified in
SECTION 13.1 hereof.

               (aa) "FILTRAN" means Filtran Microcircuits Inc., a Canadian corporation.

               (bb) "FIXED CHARGE COVERAGE RATIO" means the ratio of Borrower's
(i.e., excluding Filtran) and Costa Rican Subsidiary's consolidated (a) EBITDA less dividends and distributions to (b) Fixed Charges. Notwithstanding the foregoing, (i) cash and non-cash charges incurred with the transition of the
Borrower's banking relationship to Bank during the Borrower's fiscal quarter ending December 30, 2006 and (ii) charges incurred during the Borrower's fiscal quarters ending September 30, 2006 and December 30, 2006 associated with employee downsizing not to exceed $100,000.00 in the aggregate shall each be added back in (a) above but only for the operating result of the periods specified.

               (cc) "FIXED CHARGES" means, for any period, the sum of (a)
Borrower's (i.e., excluding Filtran) and Costa Rica Subsidiary's Interest
Expense for such period, plus (b) scheduled principal payments paid or due on
Borrower's long term Indebtedness and Capitalized Lease Obligations for such period, all as determined in accordance with GAAP.

               (dd) "GAAP" means generally accepted accounting principles in the
United States of America, in effect from time to time, consistently applied and maintained.

               (ee) "GOOD BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York and London, England are authorized by law to close.

               (ff) "GOVERNMENT DISCLOSURE REGULATIONS" means federal and/or state government statutes and regulations governing the treatment, handling, access to and disclosure of classified information, including without limitation the Department of Defense Industrial Security Manual.

               (gg) "GOVERNMENT LIMITATIONS" means the Government Disclosure
Regulations, the Government Property Handling Requirements and/or the Government
Receivables and Account Requirements.

               (hh) "GOVERNMENT PROPERTY HANDLING REQUIREMENTS" means federal and/or state government statutes and regulations governing the handling of government inventory and materials, including without limitation the Department of Defense Regulation Federal Acquisition Supplement 245.604(4).

                                      -5-

               (ii) "GOVERNMENT RECEIVABLES AND ACCOUNT REQUIREMENTS" means federal and/or state government statutes and regulations governing the assignment and disposition of receivables and accounts owed by federal or state government agencies, including without limitation the Assignment of Claims Act, as amended (31 U.S.C. 3727, 41 U.S.C. 15 and Federal Acquisition Regulation
32.8).

               (jj) "HEDGING AGREEMENTS" means any interest rate protection agreement, swap agreement (as defined in 11 U.S.C. Section 101), foreign currency exchange agreement, commodity purchase or option agreement or other interest or exchange rate or commodity price hedging agreements between any
Borrower and Bank or any Affiliate of Bank, including the Master Agreement.

               (kk) "HOLDINGS" means 508790 N.B., Inc., a Canadian corporation and the parent company of Filtran.

               (ll) "IMPAIRMENT CHARGES" means any non-cash charge(s) relating to the valuation of the long-term assets located at the Mortgaged Property or the Costa Rican Subsidiary and/or goodwill associated with Filtran, determined in accordance with GAAP.

               (mm) "INDEBTEDNESS", as applied to a Person, means all items
(except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined.

               (nn) "INTEREST EXPENSE", as applied to Borrower, means for any period, the amount of interest paid or due on Indebtedness by Borrower for such period, determined in accordance with GAAP.

               (oo) "INVESTMENT PROPERTY" means all now owned or hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

               (pp) "LEVERAGE RATIO" means the ratio of Borrower's (i.e., excluding Filtran) and Costa Rica Subsidiary's (i) total Indebtedness, to (ii)
Tangible Net Worth.

               (qq) "LIBOR BASED RATE" means the LIBOR Rate, plus the LIBOR Rate
Margin.

               (rr) "LIBOR MARKET INDEX RATE" means, for any day, the rate per annum (extended to the next higher 1/100 of 1%) for one (1) month, two (2)
month, three (3) month, four (4) month or six (6) month dollar deposits, as applicable, as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a Good Business Day, then the immediately preceding Good Business Day (or if not so reported, then as determined by Bank from another recognized source of interbank quotation acceptable to Bank or as estimated by Bank if not reported in a recognized source of interbank quotation acceptable to Bank).

                                      -6-

               (ss) "LIBOR RATE" means, for any proposed or existing LIBOR Rate
Advances, the rate of interest for the applicable Rate Period which is determined by Bank to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest estimated in good faith by Bank in accordance with its usual procedures
(which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two (2)
Good Business Days prior to the first day of such Rate Period in amounts comparable to such portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and have maturities comparable to such Rate Period, by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve
Percentage for such day.

               (tt) "LIBOR RATE ADVANCE" means any Advance accruing interest at the LIBOR Based Rate.

               (uu) "LIBOR RATE MARGIN" means, (a) for Revolving Line Advances,
200 basis points and (b) for each of the Mortgage Loan and Term Loan, 225 basis points.

               (vv) "LIBOR RATE NOTIFICATION" means an irrevocable written notice in form acceptable to Bank requesting the LIBOR Based Rate, which notice must be provided to Bank prior to 10:00 a.m. Newark, New Jersey time on a
Business Day which is at least three (3) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

                    (1) the principal amount which is to accrue interest at such rate;

                    (2) the date on which such rate is to take effect and the
Rate Period; and

                    (3) whether such principal amount is a new advance, a
conversion from another interest rate or a renewal of another interest rate.

               (ww) "LIBOR RATE RESERVE PERCENTAGE" for any day means the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the federal reserve system with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Based Rate shall be adjusted automatically as of the effective date of any change in the LIBOR
Rate Reserve Percentage.

               (xx) "LOAN ACCOUNT" has the meaning given such term in SECTION
4.15 hereof.

               (yy) "LOAN DOCUMENTS" means this Agreement, the Notes, the
Mortgage, the Rent Assignment, Pledge Agreement and all other documents, executed or delivered by Borrower or any other Person pursuant to this Agreement or in connection herewith, as they may be amended, modified or restated from time to time.

                                      -7-

               (zz) "LOANS" means, collectively, the Revolving Line, the
Mortgage Loan and the Term Loan.

               (aaa) "MASTER AGREEMENT" means the then current version of the
ISDA Master Agreement used by the Bank.

               (bbb) "MATERIAL ADVERSE EFFECT" means a material adverse effect,
(i) on the business, operations, assets, liabilities or condition of Borrower on a consolidated basis, (ii) in the value of or the perfection or priority of
Bank's lien upon the Collateral, or (iii) in the ability of Borrower to perform its obligations under the Loan Documents

               (ccc) "MAXIMUM REVOLVING LINE AMOUNT" means an amount up to Five
Million and 00/100 Dollars ($5,000,000.00).

               (ddd) "MORTGAGE" means that certain Mortgage and Security
Agreement with Assignment of Cash Collateral executed by Borrower in favor of
Bank dated of even date herewith.

               (eee) "MORTGAGE LOAN" shall have the meaning given such term in
Section 2.2 hereof.

               (fff) "MORTGAGE LOAN CONTRACT PERIOD" means the period of time commencing on the date hereof and continuing through and including October 1,
2016.

               (ggg) "MORTGAGE NOTE" shall have the meaning given such term in
Section 2.2 hereof.

               (hhh) "MORTGAGED PROPERTY" shall have the meaning given such term in SECTION 5.2 hereof.

               (iii) "NET INCOME" means consolidated income (or loss) of
Borrower (excluding Filtran) and Costa Rican Subsidiary after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (i) gains or losses from the sale of capital assets, (ii) net income of any Person in which Borrower has an ownership interest (other than Costa Rican Subsidiary), unless received by
Borrower in a cash distribution, (iii) any gains or losses arising from extraordinary or non-recurring items (approved by the Bank at its sole discretion) and, (iv) any Impairment Charge, all as determined in accordance with GAAP.

               (jjj) "NOTES" means, collectively, the Revolving Line Note, the
Mortgage Note and the Term Note.

               (kkk) "OUT-OF-FORMULA ADVANCE" means the amount by which (i) the then outstanding Revolving Line Advances, exceeds (ii) the Borrowing Base
Amount, subject to such restrictions on Advances as are set forth in this
Agreement.

                                      -8-

               (lll) "PARTICIPANT" shall have the meaning given such term in
SECTION 17.6 hereof.

               (mmm) "PARTS" means purchased electronic components not
manufactured or processed by Borrower exclusive of slow moving or obsolete electronic components.

               (nnn) "PBGC" has the meaning given such term in SECTION 6.16 hereof.

               (ooo) "PERSON" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

               (ppp) "PLAN" has the meaning given such term in SECTION 6.15 hereof.

               (qqq) "PRIME BASED RATE" means the Prime Rate, minus the Prime
Rate Margin (such interest rate to change immediately upon any change in the
Prime Rate).

               (rrr) "PRIME RATE" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers, which rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

               (sss) "PRIME RATE ADVANCE" means any Advance accruing interest at the Prime Based Rate.

               (ttt) "PRIME RATE MARGIN" means 50 basis points.

               (uuu) "RATE PERIOD" means, for any principal portion of the
Revolving Line, the Mortgage Loan or the Term Loan for which Borrower elects the
LIBOR Based Rate, the period of time for which such rate shall apply to such principal portion.

               (vvv) "RAW MATERIALS" means circuit board substrates and circuit boards exclusive of slow moving or obsolete circuit board substrates or circuit boards.

               (www) "REAL PROPERTY" shall have the meaning given such term in
SECTION 10.2 hereof.

               (xxx) "REGISTER" shall have the meaning given such term in
SECTION 17.6 hereof.

               (yyy) "RENT ASSIGNMENT" means that certain Absolute Assignment of
Leases and Rents executed by Borrower in favor of Bank of even date herewith.

               (zzz) "REQUESTED ADVANCE DATE" has the meaning given such term in
SECTION 2.5(b) hereof.

                                      -9-

               (aaaa) "REVOLVING LINE" shall have the meaning given such term in
SECTION 2.1 hereof.

               (bbbb) "REVOLVING LINE ADVANCES" means all Advances under the
Revolving Line.

               (cccc) "REVOLVING LINE CONTRACT PERIOD" means the period of time commencing on the date hereof and continuing through and including October 17,
2008.

               (dddd) "REVOLVING LINE NOTE" shall have the meaning given such term in SECTION 2.1 hereof.

               (eeee) "SPECIAL MATERIALS" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental
Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of
1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

               (ffff) "SUBORDINATED INDEBTEDNESS" means the debt due a
Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the obligations of the Borrower to Bank hereunder.

               (gggg) "SUBORDINATING CREDITOR" means any party hereafter
executing a Subordination Agreement.

               (hhhh) "SUBORDINATION AGREEMENT" means the agreement (in form and substance satisfactory to Bank) among the Borrower, a Subordinating Creditor and
Bank pursuant to which Subordinated Indebtedness is subordinated to the prior payment and satisfaction of the Borrower's obligations to Bank.

               (iiii) "SUBSIDIARY" means a Corporation (i) which is organized under the laws of the United States or any State thereof, or any other country or jurisdiction, (ii) which conducts substantially all of its business and has substantially all of its assets within the United States and (iii) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or one or more of its
Subsidiaries.

                                      -10-

               (jjjj) "TANGIBLE NET WORTH" means, at any time, the aggregate amount by which all assets of Borrower and Costa Rican Subsidiary excluding intangible assets, as that term would be defined under GAAP, exceed the aggregate amount of all liabilities (excluding Subordinated Indebtedness) of
Borrower and Costa Rican Subsidiary, as would be shown on a balance sheet of
Borrower and Costa Rican Subsidiary prepared as of such date in accordance with
GAAP less (i) advances to Affiliates, (ii) advances to officers of Borrower, and
(iii) Investment Property.

               (kkkk) "TERM LOAN" shall have the meaning given such term in
SECTION 2.3 hereof.

               (llll) "TERM LOAN CONTRACT PERIOD" means the period of time commencing on the date hereof and continuing through and including October 1,
2011.

               (mmmm) "TERM NOTE" shall have the meaning given such term in
SECTION 2.3 hereof.

               (nnnn) "UCC" means the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New Jersey; provided, however, in the event that, by reason of mandatory provisions of law, the attachment, perfection or priority of the Bank's security interest in any
Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New Jersey, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               (oooo) "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to (i) the lesser of (A) the Borrowing Base Amount or (B) the
Maximum Revolving Line Amount, minus (ii) the sum of (A) the outstanding amount of Advances under the Revolving Line, plus (B) the face amount of all outstanding Letters of Credit.

               (pppp) "VALUE" means, with respect to Borrower's Raw Materials or
Parts located on the Mortgaged Property, the lower of cost (determined on a first-in-first-out basis) or market value, exclusive of any transportation, processing or handling charges.

               (qqqq) "WAIVER AGREEMENT" means an agreement in form and content satisfactory to Bank in its sole discretion executed by a landlord of a leased location of Borrower or a warehouseman of a warehouse location of Borrower pursuant to which, inter alia, such landlord or warehouseman waives any and all rights against any Collateral at such location and permits Bank access to such location for the purpose of selling and taking possession of any Collateral at such location.

          1.2 ACCOUNTING TERMS. As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

                                      -11-

          1.3 UCC TERMS. All terms used herein and defined in the UCC shall have the meanings given therein unless otherwise defined herein.

     2. THE REVOLVING LINE; THE EQUIPMENT LINE; TERM LOAN; USE OF PROCEEDS

          2.1 REVOLVING LINE OF CREDIT. Bank will establish for Borrower for and during the Revolving Line Contract Period, subject to the terms and conditions hereof, a revolving line of credit (the "REVOLVING LINE") pursuant to which Bank will from time to time make Advances to Borrower in an aggregate amount not exceeding at any time the lesser of: (a) the Borrowing Base Amount or (b) the
Maximum Revolving Line Amount. Within the limitations set forth above, Borrower may borrow, repay and reborrow under the Revolving Line. Borrower's obligation to repay Revolving Line Advances shall be evidenced by Borrower's promissory note (the "REVOLVING LINE NOTE") in the face amount of Five Million and 00/100
Dollars ($5,000,000.00), which shall be in the form attached hereto as EXHIBIT
"A", with the blanks appropriately filled in.

          2.2 MORTGAGE LOAN. Bank shall lend to Borrower and Borrower shall borrow from Bank the aggregate amount of Three Million and 00/100 Dollars
($3,000,000.00) (the "MORTGAGE LOAN"). Borrower's obligation to repay the
Mortgage Loan shall be evidenced by Borrower's promissory note (the "MORTGAGE
NOTE") in the face amount of Three Million and 00/100 Dollars ($3,000,000.00), which shall be in the form of EXHIBIT "B", with the blanks appropriately filled
in.

          2.3 TERM LOAN. Bank shall lend to Borrower and Borrower shall borrow from Bank the aggregate amount of Two Million and 00/100 Dollars ($2,000,000.00)
(the "TERM LOAN"). Borrower's obligation to repay the Term Loan shall be evidenced by Borrower's promissory note (the "TERM NOTE") in the face amount of
Two Million and 00/100 Dollars ($2,000,000.00), which shall be in the form of
EXHIBIT "C", with the blanks appropriately filled in.

          2.4 USE OF PROCEEDS. Borrower agrees to use Revolving Line Advances for proper working capital purposes. Borrower agrees to use Advances under the
Mortgage Loan to refinance in part certain existing Indebtedness of Borrower to
CIT Group/Business Credit, Inc. ("CIT") and for working capital purposes.
Borrower agrees to use Advances under the Term Loan to refinance in part certain existing Indebtedness of Borrower to CIT for working capital purposes.

          2.5 METHOD OF ADVANCES.

               (a) REVOLVING LINE ADVANCES. On any Business Day, Borrower may
request a Revolving Line Advance by delivering to the Bank officer designated by
Bank no later than 1:00 p.m. Newark, New Jersey time on the Business Day such
Advance is requested to be funded (or if Borrower is requesting a LIBOR Rate
Advance by 10:00 A.M., Newark, New Jersey time, three (3) Good Business Days prior to the first day of the selected Rate Period) a written request for a
Revolving Line Advance and a completed and executed borrowing base certificate together with such collateral and back-up documentation as Bank may from time to time require (and if Borrower is requesting a LIBOR Rate Advance, such request shall include a LIBOR Rate Notification). Such request may be by telephone, unless Bank has advised Borrower that written requests are required. Bank may require prompt written confirmation of any telephone request and additional back-up documentation, from time to time. Each request

                                      -12-

for an Advance under the Revolving Line shall be conclusively presumed to be made by the Borrower's Chief Financial Officer and, once received by Bank, shall be deemed irrevocable. Availability for Advances shall be based upon the most recent accounts receivable aging report required pursuant to Section 9.3 hereof and the most recent inventory certification required pursuant to Section 9.4 hereof, unless more frequent reports are required by Bank.

     In addition to the foregoing, Borrower authorizes Bank, without further authorization or notice, to make Advances under the Revolving Line into
Borrower's account with Bank. Such Advances will be in amounts sufficient to honor checks drawn on such account, provided that Borrower has sufficient availability for Advances and no Default or an Event of Default has occurred.
Bank reserves the right not to honor any checks drawn on such account if such honor would result in a Revolving Line Advance in excess of the Borrowing Base
Amount or if a Default or an Event of Default has occurred. All Advances made by
Bank into such account shall be deemed Revolving Line Advances. Such account arrangements may be terminated by Bank at any time.

               (b) MORTGAGE LOAN ADVANCES. The entire principal amount of the
Mortgage Loan shall be advanced on the date hereof.

               (c) TERM LOAN ADVANCE. The entire principal amount of the Term
Loan shall be advanced on the date hereof.

               (d) FUNDING OF ADVANCES. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an Advance available to Borrower by crediting such proceeds to Borrower's deposit account with Bank.

          2.6 LETTERS OF CREDIT. Pursuant to the terms hereof and subject to borrowing availability, Bank shall issue for the account of Borrower standby letters of credit in form and content satisfactory to Bank and Borrower, with a term not to exceed the earlier to occur of (a) twelve (12) months (for standby letters of credit), or (b) the last day of the Revolving Line Contract Period.
Notwithstanding the foregoing, at no time shall the principal balance of the
Revolving Line, plus the aggregate face amount of all outstanding letters of credit issued under the Revolving Line, exceed the lesser of the (A) Borrowing
Base Amount or (B) Maximum Revolving Line Amount.

          Borrower will execute a letter of credit application and letter of credit agreement, and such other documents mutually acceptable by Bank and
Borrower as may be required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrower's ability to borrow under the
Revolving Line as if such face amount were a Revolving Line Advance. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be a Revolving Line Advance under the
Revolving Line repayable by Borrower pursuant to the terms hereof.

          In the event that the Revolving Line is terminated for any reason or demand is made thereunder, Borrower will deposit with Bank an amount equal to one hundred percent (100%) of the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure the Bank Indebtedness.

                                      -13-

     Borrower hereby assumes all risks of the acts or omissions of Bank and any beneficiary of any letter of credit issued by Bank. Without limiting the generality of the foregoing, Borrower hereby indemnifies and holds harmless Bank and any Affiliate, shareholder, officer, director, official, agent, employee and attorney of Bank and any of their respective heirs, executors, administrators, successors and assigns (collectively, for this paragraph, the "INDEMNITEES")
from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any letter of credit issued by Bank or any Indemnitee entering into any transaction described herein provided, however, the Borrower shall not be required to indemnify any
Indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Indemnitee.

          2.7 CLOSING. Closing hereunder will take place at the offices of Wolf
Block Brach Eichler, 101 Eisenhower Parkway, Roseland, New Jersey, effective on the date of this Agreement.

     3. INTEREST RATE

          3.1 INTEREST ON THE REVOLVING LINE. Interest on outstanding Revolving
Line Advances will accrue from the date of advance until final payment thereof at the rate per annum which is one of the two (2) interest rates options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

               (a) the LIBOR Based Rate; or

               (b) the Prime Based Rate.

          3.2 INTEREST ON THE MORTGAGE LOAN. Interest on the entire outstanding principal balance of the Mortgage Loan will accrue at the rate per annum which is one of the two (2) interest rates options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

               (a) the LIBOR Based Rate; or

               (b) the Prime Based Rate.

          3.3 INTEREST ON THE TERM LOAN. Interest on the entire outstanding principal balance of the Term Loan will accrue at the rate per annum which is one of the two (2) interest rates options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

               (a) the LIBOR Based Rate; or

               (b) the Prime Based Rate.

          3.4 REQUEST FOR LIBOR RATE. Subject to the provisions and limitations set forth in Section 3.7 below, if Borrower desires that all or part of the
Revolving Line Advances, the Mortgage Loan or the Term Loan accrue interest at the LIBOR Based Rate, Borrower shall give Bank a LIBOR Rate Notification. Upon delivery of a LIBOR Rate Notification, that portion of the principal balance

                                      -14-

outstanding under the Revolving Line, the Mortgage Loan or the Term Loan identified in such LIBOR Rate Notification shall accrue interest at the LIBOR
Based Rate as follows: (a) with respect to the principal amount of any new
Revolving Line Advance, the initial advance of the Mortgage Loan and the initial advance of the Term Loan from the date of such advance until the end of the Rate
Period specified in such LIBOR Rate Notification; and/or (b) with respect to all or any portion of Revolving Line Advances, the Mortgage Loan or the Term Loan,
as applicable, outstanding and accruing interest at another LIBOR Based Rate at the time of the LIBOR Rate Notification related to such Advances, from the expiration of the then current Rate Period related to such Advances until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (c)
with respect to all or any portion of the Revolving Line Advances, the Mortgage
Loan or the Term Loan, as applicable, outstanding and accruing interest at the
Prime Based Rate at the time of the LIBOR Rate Notification related to such
Advances, from the date set forth in such LIBOR Rate Notification until the end of the Rate Period specified in such LIBOR Rate Notification. Bank shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used in determining the interest rates pursuant to this Section 3.

          3.5 CERTAIN PROVISIONS REGARDING LIBOR RATES. Borrower understands and agrees that: (a) subject to the provisions of this Agreement, the LIBOR Based
Rate may apply simultaneously to different portions of the outstanding principal of the Revolving Line; (b) the LIBOR Based Rate may apply simultaneously to various portions of the outstanding principal of the Revolving Line for various
Rate Periods; (c) the Rate Periods for the LIBOR Based Rate shall be either one
(1), two (2), three (3), four (4) or six (6) months; (d) the LIBOR Based Rate applicable to any portion of the outstanding principal of the Revolving Line, the Mortgage Loan or the Term Loan may be different from the LIBOR Based Rate applicable to any other portion of the outstanding principal of the Revolving
Line; (e) individual portions of the Revolving Line accruing interest at the
LIBOR Based Rate must be in amounts of at least One Hundred Thousand Dollars
($100,000.00) each and in increments of Twenty Five Thousand Dollars
($25,000.00); and (f) during the continuation of an Event of Default, the LIBOR
Based Rate shall automatically convert on the last day of the LIBOR Rate Period during which such Event of Default occurred to the Prime Based Rate.

          3.6 PRIME BASED RATE FALL BACK. After expiration of any Rate Period, any principal portion of the Revolving Line, the Mortgage Loan or the Term Loan
corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Prime Based Rate from the date of expiration of such Rate Period until paid in full, unless and until receipt by Bank of a request for another interest rate in accordance with the terms of this Agreement.

          3.7 LIBOR BASED RATE BORROWINGS. No more than four (4) separate borrowings in the aggregate accruing interest at the LIBOR Based Rate may be outstanding at any one time under the Revolving Line. No more than two (2)
separate borrowings in the aggregate accruing interest at the LIBOR Based Rate may be outstanding at any one time under the Term Loan. No more than two (2)
separate borrowings in the aggregate accruing interest at the LIBOR Based Rate may be outstanding at any one time under the Mortgage Loan. Notwithstanding anything to the contrary set forth in Sections 3.4 or 3.7, the Borrower shall at all times maintain a portion of the Term Loan and the Mortgage Loan at the Prime
Based Rate in an amount equal to the principal amortization due under the Term
Loan and Mortgage Loan during a LIBOR Rate Period.

                                      -15-

          3.8 LIBOR UNLAWFUL. In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for Bank to maintain or fund any Advance at the LIBOR Based Rate, then Bank shall immediately notify Borrower thereof and Bank's obligation to make, convert to, or maintain any Advance at the LIBOR Based Rate shall be suspended until such time as Bank may again cause the LIBOR Based Rate to be applicable and, until such time, Advances subject to the LIBOR Based Rate shall accrue interest at the Prime Based Rate. Promptly after becoming aware that it is no longer unlawful for Bank to maintain or fund Advances at the LIBOR Based Rate, Bank shall notify Borrower thereof and such suspension shall cease to exist.

          3.9 LIBOR BASED RATE UNASCERTAINABLE OR UNAVAILABLE. If, at any time,
Bank in good faith shall determine (which determination shall be conclusive)
that the LIBOR Based Rate is unavailable or adequate means for ascertaining the
LIBOR Based Rate do not exist, in either case due to circumstances affecting the
InterBank LIBOR market, Bank shall promptly notify Borrower of such determination. Upon such determination, the right of Borrower to select, maintain and/or convert to the LIBOR Based Rate shall be suspended until notice from Bank that the LIBOR Based Rate is again available or ascertainable and, until such time, all outstanding Advances under the Revolving Line, the Mortgage
Loan and the Term Loan shall accrue interest at the Prime Based Rate.

          3.10 DEFAULT INTEREST. Interest will accrue on the principal balance of each of the Loans after the occurrence of an Event of Default or expiration of the applicable Contract Period at a rate which is four percent (4%) in excess of the applicable rate of interest in effect for such Loan from time to time
(the "DEFAULT RATE").

          3.11 POST JUDGMENT INTEREST. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

          3.12 CALCULATION. Interest will be computed on the basis of a year of
360 days and paid for the actual number of days elapsed.

          3.13 LIMITATION OF INTEREST TO MAXIMUM LAWFUL RATE. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules)
and any interest paid in excess of the permitted rate will be refunded to
Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment (other than interest and outstanding Default
Interest), such as prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

          3.14 PAYMENT. If any payment under this Section 3 becomes due and payable on a day other than a Business Day or Good Business Day, the maturity thereof shall be extended to the next succeeding Business Day or Good Business
Day unless the results of such extension would be

                                      -16-

to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Good Business Day.

     4. PAYMENTS AND FEES

          4.1 INTEREST PAYMENTS ON THE REVOLVING LINE. Borrower will pay interest on the outstanding principal balance of the Revolving Line outstanding monthly in arrears on the first day of each calendar month commencing the first day of the first calendar month following the date hereof.

          4.2 PRINCIPAL PAYMENTS ON THE REVOLVING LINE. Borrower will pay the outstanding Advances under the Revolving Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON
DEMAND after the occurrence of an Event of Default or after expiration of the
Revolving Line Contract Period. If any Out-Of-Formula Advance arises or exists under the Revolving Line for any reason whatsoever, including inventory or accounts becoming ineligible, Borrower will repay such Out-Of-Formula Advance immediately, upon demand.

          4.3 PRINCIPAL AND INTEREST PAYMENTS ON THE MORTGAGE LOAN . Borrower
will pay the principal of the Mortgage Loan and accrued interest thereon based on a twenty (20) year amortization schedule in one hundred nineteen (119)
consecutive monthly installments, on the first day of calendar month commencing on November 1, 2006 and in one (1) final payment of the remaining principal balance plus all accrued and unpaid interest thereon on October 1, 2016.

          4.4 PRINCIPAL AND INTEREST PAYMENTS ON THE TERM LOAN. Borrower will pay the principal of the Term Loan and accrued interest thereon in fifty-nine
(59) monthly installments, on the first day of each calendar month commencing on
November 1, 2006, and in one final payment of the remaining principal balance plus all accrued and unpaid interest thereon on October 1, 2011.

          4.5 LOAN FEE. In consideration of Bank's agreements contained herein,
Borrower shall pay to Bank a loan fee in the amount of Twenty Five Thousand and
00/100 Dollars ($25,000.00), which fee may be charged as a Revolving Line
Advance or charged to any bank account of Borrower maintained with Bank.

          4.6 USAGE FEE. So long as the Revolving Line is outstanding and has not been terminated, and the Bank Indebtedness has not been satisfied in full,
Borrower shall unconditionally pay to Bank a fee equal to one-eighth of one percent (1/8%) per annum of the daily unused portion of the Revolving Line
(which shall be calculated as the difference between Five Million and 00/100
Dollars ($5,000,000.00) (or such greater amount if the maximum committed amount for the Revolving Line is ever increased), minus the average outstanding principal balance of cash advances under the Revolving Line for the applicable quarter, which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of the first full calendar quarter after the date hereof.

          4.7 LATE CHARGE. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least ten (10) days after any such payment is first due, in addition to paying such sums, Borrower will pay to Bank a late charge equal to four percent
(4%) of such past due payment as compensation for the expenses incident to such past due payment.

                                      -17-

          4.8 TERMINATION OF REVOLVING LINE, PREPAYMENT OF MORTGAGE LOAN, TERM
LOAN.

               (a) RIGHT TO TERMINATE. Borrower may terminate the Revolving Line upon sixty (60) days prior written notice to Bank.

               (b) PREPAYMENT OF MORTGAGE LOAN; TERM LOAN. Borrower may prepay all or any part of the principal balance of the Mortgage Loan and/or Term Loan at any time, following delivery of not less than thirty (30) days prior written notice to Bank without payment of a premium of penalty. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due.

          4.9 PAYMENT METHOD. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder or under any of the Loans on the date due from deposit account number 3694002696 maintained by Borrower with
Bank or to charge any or all of such payments as a Revolving Line Advance.
Otherwise, Borrower will be obligated to make such payments directly to Bank.
All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

          4.10 APPLICATION OF PAYMENTS. Any and all payments on account of any of the Loans will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

          4.11 LOAN ACCOUNT. Bank will open and maintain on its books a loan account (the "LOAN ACCOUNT") with respect to Advances made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the
Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Bank from Borrower under this Agreement or the Notes.

          4.12 LOSS OF MARGIN. In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan
Documents (except for taxes on the overall net income of Bank imposed by the
United States of America or any political subdivision thereof); or

                                      -18-

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or Advances or commitment to make loans or Advances by, or letters of credit issued or commitment to issue letters of credit by, the Bank; or

               (c) imposes upon Bank any other condition with respect to
Advances or extensions of credit or the commitment to make Advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, or impose any expense upon Bank with respect to any Advances or extensions of credit or commitments to make Advances or extensions of credit under this
Agreement, Bank shall so notify Borrower in writing. Borrower agrees to pay Bank the amount of such increase in cost, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense.
Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the highest default rate payable hereunder from the due date until paid, both before and after judgment.

          4.13 LIBOR INDEMNITY. Borrower shall indemnify Bank against any loss or expense (including loss of margin) which Bank has sustained or incurred as a consequence of (a)payment, prepayment or conversion of any portion of any LIBOR
Rate Advances on a day other than the last day of the corresponding Rate Period
(even if such payment is pursuant to demand by Bank pursuant to this Agreement and whether or not any such payment, prepayment or conversion is consented to by
Bank); or (b) attempt by Borrower to revoke in whole or in part any irrevocable
LIBOR Rate Notification pursuant to this Agreement.

     If any such loss is sustained, Bank shall from time to time notify Borrower of the amount determined in good faith by Bank (which determination shall be conclusive) to be necessary to indemnify Bank for such loss or expense. Such amount shall be due and payable by Borrower on demand.

          4.14 LETTER OF CREDIT FEES. For each issuance or renewal of a standby letter of credit hereunder, Borrower will pay to Bank an issuance or renewal fee in an amount equal to the greater of: (i) one and one half of one percent (1.5%)
per annum of the face amount of such standby letter of credit or (ii) Five
Hundred Dollars ($500.00) per annum, payable coincident with and as a condition of the issuance or renewal of such standby letter of credit. In addition,
Borrower shall pay such other fees and charges in connection with each standby letter of credit as may be customarily charged by Bank. Such fees shall be computed on the basis of a year of 360 days.

     5. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL

                                      -19-

          5.1 PERSONAL PROPERTY. As security for the full and timely payment and performance the Loans and all obligations of Borrower to Bank hereunder,
Borrower hereby grants to Bank a security interest in all existing and after-acquired property of Borrower of any nature (except as limited by Section
5.4(b) below including, without limitation:

               (a) Subject to Government Disclosure Regulations and Government
Receivables and Account Requirements to the extent applicable, all present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by Borrower or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishing of which shall be given or may give rise to any of the foregoing, (ii) all of Borrower's rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) choses-in-action, claims and judgments, and (vi) any returned or unearned premiums, which may be due upon cancellation of any insurance policies.

               (b) All present and future inventory of Borrower (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such
Borrower and all embedded software related thereto.

               (c) Subject to Government Disclosure Regulations and Government
Receivables and Account Requirements to the extent applicable, all present and future general intangibles (including but not limited to payment intangibles, tax refunds and rebates, manufacturing and processing rights, designs, patents, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development.

               (d) All present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all embedded software related thereto.

               (e) All present and future general ledger sheets, files, books and records, customer lists, books of account, invoices, bills, certificates or documents of ownership,

                                      -20-

bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of Borrower or any service bureau.

               (f) All present and future letter of credit rights and supporting obligations, including without limitation, all letters of credit and letter of credit rights now existing or hereafter issued naming Borrower as a beneficiary or assigned to Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

               (g) All present and future deposit accounts of Borrower. With respect to any deposit accounts not maintained with Bank, Borrower shall enter into a control agreement satisfactory to Bank for each such deposit account.

               (h) All present and future financial assets and investment property of Borrower.

               (i) All of Borrower's commercial tort claims from time to time listed on SCHEDULE 5.1(i) hereto. Each amendment adding commercial tort claims to such SCHEDULE 5.1(i) pursuant to the provisions of SECTION 7.30 below shall constitute a contemporaneous grant by the Borrower of a security interest in all of the Borrower's rights and interests in such commercial tort claims.

               (j) All funds, instruments, documents, policies and evidence and certificates of insurance and rights thereunder, securities, chattel paper and other assets of Borrower or in which Borrower has an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to Borrower or in transit by mail or carrier to
Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of Borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

               (k) All products and proceeds of each of the items described in the foregoing SUBPARAGRAPHS (a)-(j) and all supporting obligations related thereto.

          5.2 REAL PROPERTY. As further security for the Bank Indebtedness,
Borrower shall grant to Bank a mortgage lien encumbering the premises situated at 41 Fairfield Place, West Caldwell, New Jersey and all improvements thereon and all rights, licenses, permits and approvals relating thereto, together with an assignment of all rents and leases related thereto (collectively, the
"MORTGAGED PROPERTY").

          5.3 PLEDGE AGREEMENT. As further security for the Bank Indebtedness,
Borrower shall pledge and grant to Bank a security interest in sixty-five (65%)
percent of the issued and outstanding capital stock owned by Borrower in each of the Costa Rican Subsidiary and Holdings pursuant to a Stock Pledge Agreement made by Borrower in favor of Bank (the "Pledge Agreement").

          5.4 GENERAL.

                                      -21-

               (a) The collateral described above in SECTIONS 5.1, 5.2 AND 5.3 is collectively referred to herein as the "COLLATERAL". The above-described security interests, assignments, liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower and Bank has executed termination statements or releases with respect thereto which statements and releases Bank shall provide upon request when the Bank Indebtedness has been repaid.

               (b) Notwithstanding anything in this Agreement to the contrary,
Bank's pledge and grant of a lien upon and security interest in the Borrower's assets is subject to the following limitations:

                    (1) with respect to the Borrower's Investment Property
consisting of stock of Holdings and the Costa Rican Subsidiary, such grant, lien and security interest shall be limited to 65% of the capital stock of such entities, respectively; and

                    (2) with respect to each item of Collateral constituting an agreement, contract, instrument, license or permit of the Borrower, such item shall be subject to the security interest created hereunder and constitute
Collateral for all purposes of this Agreement only to the extent that the granting of such security interest does not, under the terms of such agreement, contract, instrument, license or permit, or as provided by applicable law, cause any default under or termination of such agreement, contract, instrument, license or permit, or the loss of any material right of the Borrower thereunder, provided that the exclusion of such items of Collateral, taken as a whole, will not materially reduce the aggregate value of the Collateral, taken as a whole.

          5.5 COLLECTION OF RECEIVABLES; PROCEEDS OF COLLATERAL.

               (a) All accounts receivable collections of Borrower and all checks, drafts and other monies received by Borrower which are proceeds of the
Collateral will be deposited in Borrower's operating account maintained at Bank
(the "OPERATING ACCOUNT").

               (b) Borrower agrees that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrower which come into the possession or under the control of Borrower or any employees, agents or other persons acting for or in concert with Borrower, shall be received and such items shall constitute Collateral for the Bank hereunder. Immediately upon receipt thereof,
Borrower and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrower shall deliver or cause to be delivered to
Bank, with appropriate endorsement and assignment to Bank with full recourse to
Borrower, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Upon the occurrence of an
Event of Default and at anytime thereafter until such time as it has been waived in writing by the Bank, Bank is hereby authorized to open all mail addressed to
Borrower and endorse all checks, drafts or other items for payment on behalf of
Borrower. Bank is granted a power of attorney by Borrower with full power of substitution to execute on behalf of Borrower and in

                                      -22-

Borrower's name or to endorse Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable until the Bank Indebtedness is repaid.

     6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

          6.1 VALID ORGANIZATION, GOOD STANDING AND QUALIFICATION. Borrower is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, including the State of New Jersey, except where the failure to be so licensed or qualified does not have a Material Adverse
Effect. SCHEDULE 6.1 lists Borrower's jurisdiction of incorporation, each jurisdiction of foreign qualification and the organizational identification number of Borrower (if any) issued by each such jurisdiction, except any the failure of which to have does not have a Material Adverse Effect.

          6.2 LICENSES. Borrower and its respective employees and agents have all licenses, registrations, approvals and other authority as may be necessary to enable Borrower to own and operate its business and perform all services and business which Borrower has agreed to perform in any state, municipality or other jurisdiction, except the failure of which does not have a Material Adverse
Effect.

          6.3 SUBSIDIARIES. Except as set forth on SCHEDULE 6.3 attached hereto,
Borrower does not own any shares of stock or other equity interests in any
Person, directly or indirectly (by any Subsidiary or otherwise).

          6.4 FINANCIAL STATEMENTS. Borrower has furnished to Bank the audited consolidated financial statements of Borrower and its subsidiaries for its fiscal year ended December 31, 2005 certified without qualification by independent public accountants and all management and comment letters in connection therewith. Borrower has furnished to Bank unaudited consolidated financial statements of Borrower for its fiscal quarters ended April 1, 2006 and
July 1, 2006 ("Interim Statements"). Such financial statements of Borrower
(together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such dates, and have been prepared in accordance with GAAP. With respect to the
Interim Statements, such statements are subject to year-end adjustment and lack certain accompanying footnotes.

          6.5 [INTENTIONALLY OMITTED]

          6.6 PENDING LITIGATION OR PROCEEDINGS. Except as set forth on SCHEDULE
6.6 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau,

                                      -23-

agency or instrumentality, domestic or foreign other than any of the foregoing as would not have a Material Adverse Effect.

          6.7 DUE AUTHORIZATION; NO LEGAL RESTRICTIONS. Except as set forth on
SCHEDULE 6.7, the execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of Borrower, (b) will not result in a breach of, or constitute a default
(or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of (i) Borrower's certificate or articles of incorporation or by-laws, or (ii) any applicable statute, law, rule, regulation or ordinance other than any of the foregoing as would not have a Material Adverse Effect, or (iii) any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which
Borrower may be bound or affected, other than any of the foregoing as would not have a Material Adverse Effect, or (iv) any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign other than any of the foregoing as would not have a Material
Adverse Effect, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank or as otherwise permitted hereunder by
Section 7.9.

          6.8 ENFORCEABILITY. The Loan Documents have been duly executed by
Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

          6.9 NO DEFAULT UNDER OTHER INDEBTEDNESS OBLIGATIONS, ORDERS OR
GOVERNMENTAL REGULATIONS. Borrower is not in violation of its certificates or articles of incorporation or by-laws, and Borrower is not in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness with a principal amount in excess of $100,000.00 or pursuant to which any such Indebtedness is issued other than any of the foregoing as would not have a Material Adverse Effect or in violation of or in default under any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected other than any of the foregoing as would not have a Material Adverse Effect.

          6.10 GOVERNMENTAL CONSENTS. Except as set forth in Schedule 6.10, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

          6.11 TAXES. Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it, except for any of the foregoing being contested by Borrower in good faith in appropriate proceedings. Such tax returns are complete and accurate in all respects. Borrower does not know of any proposed additional assessment.

                                      -24-

          6.12 TITLE TO COLLATERAL. The Collateral is and will be owned by
Borrower free and clear of all liens and other encumbrances of any kind
(including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and those liens and encumbrances permitted under SECTION 7.9 below. Borrower will defend the Collateral against any claims of all persons or entities other than the Bank.

          6.13 NAMES; ADDRESSES. During the past five (5) years, Borrower has not been known by any names (including trade names) other than those set forth in SCHEDULE 6.13 attached hereto and has not been located at any addresses other than those set forth on SCHEDULE 6.13 attached hereto. The portions of the
Collateral which are tangible property and Borrower's books and records (both pertaining to the Collateral and otherwise) will at all times be located at the addresses set forth on SCHEDULE 6.13; or such other location determined by
Borrower after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records. SCHEDULE 6.13 identifies the chief executive office of Borrower.

          6.14 CURRENT COMPLIANCE. Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

          6.15 PENSION PLANS. Except as disclosed on SCHEDULE 6.15 hereto, (a)
Borrower has no obligations with respect to any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA
("PLAN"), (b) no "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to which the obligation to report has not been waived or transaction between Borrower and a Plan that would constitute a non-exempt "PROHIBITED
TRANSACTION" (as contemplated under Section 406 of ERISA), has occurred in connection with any Plan of Borrower which would constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation
("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrower's Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower has no existing liability (other than required premiums) to the PBGC. Except as disclosed on SCHEDULE 6.15 hereto, Borrower is not subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section
4001(a)(3) of ERISA.

          6.16 LEASES AND CONTRACTS. Borrower has complied with the provisions of all material leases, contracts, agreements or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder other than any failure to comply or default which does not have a Material Adverse Effect. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

          6.17 INTELLECTUAL PROPERTY. Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted

                                      -25-

without conflict with the rights of others other than any conflict that would not have a Material Adverse Effect. SCHEDULE 6.17 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

          6.18 RAW MATERIALS INVENTORY WARRANTIES. With respect to raw material inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Bank and upon which Borrower is basing availability under the Revolving Line, Borrower warrants and represents that (a) such inventory is located at the Mortgaged
Property and is not in transit; (b) Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Bank or liens permitted by Section 7.9; (c) such inventory is of good and merchantable quality, free from any defects except as reported to
Bank pursuant to Section 6.19(b) and except for inventory subject to an
Impairment Charge; and; (d) subject to Government Limitations, the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which the Borrower is a party or to which the inventory is subject.

          6.19 ELIGIBLE ACCOUNT WARRANTIES.

               (a) With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrower and delivered to Bank and upon which Borrower is basing availability under the Revolving Line, Borrower warrants and represents that (a) the accounts arose in the ordinary course of Borrower's business; (b)
the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any chattel paper, note, instrument or judgment; (c) Borrower has absolute title to such accounts and the accounts represent undisputed
(except disputes as arise in the ordinary course of business and with respect to which the Borrower has complied with Section 6.19(b)), bona fide transactions completed in accordance with the terms thereof and as represented to Bank; (d)
such accounts are not subject to any lien other than permitted liens set forth in Section 7.9 whatsoever except for the prior, perfected security interest granted to Bank; (e) no payments have been or will be made thereon, except payments immediately delivered to Bank pursuant to the Loan Documents; (f) there are no setoffs, counterclaims, disputes, discounts, credits, charge backs, freight claims, allowances or adjustments existing or asserted with respect thereto (except as arise in the ordinary course of business and with respect to which the Borrower has complied with Section 6.19(b)) and Borrower has not made any agreement with any account debtor for any deduction therefrom; (g) there are no facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for Borrower and delivered to Bank,
Borrower's books and records and all invoices and statements delivered to Bank with respect thereto; (h) to the best of Borrower's knowledge, all account debtors have the capacity to contract and are solvent; (i) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank other than permitted liens set forth in Section
7.9; (j) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account

                                      -26-

debtor's financial condition; (k) the account is not an account with respect to which the account debtor is an Affiliate of Borrower or a director, officer of employee of Borrower or its Affiliates; (l) the account does not arise with respect to goods which have been returned, rejected, lost or damaged, or which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (m) the account is not an account with respect to which the account debtor's obligation to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a consignment, bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (n) the amounts shown on the applicable certificates, statements, on Borrower's books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to Borrower and are not in any way contingent; and (o) the accounts have not been sold, assigned or transferred to any other Person, and no
Person except Borrower has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold.

               (b) The Borrower agrees to notify Bank: (a) of any matters affecting the value, enforceability or collectibility of any account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its inventory, in its daily and monthly collateral reports (as applicable) provided to Bank hereunder, in such detail and format as Bank may reasonably require from time to time; and (b) promptly of any such matters which
(i) are material, as a whole, to the accounts and/or the inventory, or (ii)
which adversely affect the value of any account or inventory in an amount of
$25,000 or more. The Borrower agrees to issue credit memoranda promptly upon accepting returns or granting allowances. Upon the occurrence of an Event of
Default (which is not waived in writing by Bank) and on notice from Bank, the
Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrower, marked with Bank's name (as secured party)
and held by the Borrower for Bank's account.

          6.20 COMMERCIAL TORT CLAIMS. SCHEDULE 5.1(i) attached hereto, as it may be amended from time to time pursuant to SECTION 7.30 below, lists all now existing commercial tort claims in favor of the Borrower.

          6.21 DEPOSIT ACCOUNTS. SCHEDULE 6.21 attached hereto contains a list of all bank accounts maintained by Borrower with any Person other than Bank.

          6.22 [INTENTIONALLY OMITTED]

     7. GENERAL COVENANTS

     Except with the prior written consent of Bank, Borrower will comply with the following:

          7.1 PAYMENT OF PRINCIPAL, INTEREST AND OTHER AMOUNTS DUE. Borrower
will pay when due all Bank Indebtedness and all other amounts payable by it hereunder.

          7.2 [INTENTIONALLY OMITTED]

                                      -27-

          7.3 LIMITATION ON INDEBTEDNESS. Borrower will not have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money,
Capitalized Lease Obligations, or any outstanding letters of credit, except:

               (a) Current accounts payable incurred in the ordinary course of
Borrower's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of Borrower's business;

               (b) Existing Indebtedness for borrowed money and Capitalized
Lease Obligations described on SCHEDULE 7.3;

               (c) Future purchase money Indebtedness and Capitalized Lease
Obligations in respect of specific items of equipment, provided, however, that any liens granted by Borrowers in connection with such future purchase money
Indebtedness or Capitalized Lease must also be permitted under Section 7.9;

               (d) deferred taxes and other expenses incurred in the ordinary course of business; and

               (e) Subordinated Indebtedness.

     Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Bank.

          7.4 INVESTMENTS AND LOANS. Borrower will not have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

               (a) Investments in direct or indirect obligations of, or
obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

               (b) Investments in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's
Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

               (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank; and

               (d) Investments and loans listed on SCHEDULE 7.4 attached hereto.

               (e) The Borrower may make intercompany loans or advances
(individually an "Intercompany Loan" and collectively the ""Intercompany Loans")
to the Costa Rican Subsidiary so long as and to the extent that (i) the Costa
Rican Subsidiary shall have executed and delivered to the Borrower a revolving demand note (an ""Intercompany Note") to evidence any such Intercompany Loan owing at any time by the Costa Rican Subsidiary to the

                                      -28-

Borrower in an amount not to exceed $8,400,000.00, unless otherwise mutually agreed upon between the Borrower and Bank, which Intercompany Note shall be in form and substance satisfactory to Bank and shall be pledged to Bank as additional security hereunder; (ii) the Borrower shall record all Intercompany
Loans on its books and records in a manner satisfactory to Bank; (iii) at the time any such Intercompany Loan is made by the Borrower to the Costa Rican
Subsidiary and after giving effect thereto, the Borrower shall be solvent; the
Borrower is not and would not otherwise be in default of any of its obligations under this Agreement after giving effect to any such proposed Intercompany Loan;
(v) the Borrower shall have availability under the Revolving Line after giving to each effect to each such Intercompany Loan and (iv) Bank (in its sole discretion) has determined that the financial performance of the Costa Rican
Subsidiary is consistent with the financial projections provided to the Bank by the Borrower on or prior to the date hereof.

          7.5 GUARANTIES. Except with respect to the Bank Indebtedness and for the endorsement of negotiable instruments for disposition, collection or similar transactions in the ordinary course of business, Borrower will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any
Indebtedness, obligations or liabilities of any Person.

          7.6 DISPOSITION OF ASSETS. Borrower will not sell, lease, transfer or otherwise dispose of any Collateral, except for sales of inventory in the ordinary course for fair consideration and the sale for fair consideration of obsolete equipment.

          7.7 MERGER; CONSOLIDATION. Until termination of this Agreement, the
Borrower will not merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by the Borrower, except that the
Borrower may change its corporate name or address; provided that: (i) the
Borrower shall give Bank thirty (30) days prior written notice thereof and (ii)
the Borrower shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by Bank to confirm the continuation and preservation of all security interests and liens granted to
Bank hereunder.

          7.8 TAXES; CLAIMS FOR LABOR AND MATERIALS. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets except for any of the foregoing being contested in good faith by appropriate proceedings. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than a
Subsidiary. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for taxes due the United States of America, or (b) which in
Bank's opinion might create a valid obligation having priority over the rights granted to Bank herein, such lien shall not be deemed to be a permitted lien under section 7.9 herein and the Bank shall immediately pay such tax and remove the lien of record.

                                      -29-

          7.9 LIENS. Borrower will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind
(including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

               (a) Security interests and mortgages held by Bank;

               (b) Liens incurred or deposits made in the ordinary course of business of the Borrower (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with worker's compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations arising as a result of progress payments under government contracts;

               (c) Easements, zoning restrictions, encroachments, affecting the restrictions on the use of the Mortgaged Property, if applicable, and which (A)
do not materially interfere with the occupation, use or enjoyment by the
Borrower of its business or property so encumbered and (B) in the reasonable business judgment of Bank do not materially adversely affect the value of such
Mortgaged Property;

               (d) Liens and security interests listed on SCHEDULE 7.9 attached hereto;

               (e) Purchase money liens or Capitalized Leases, provided that:

                    (1) the property subject to any of the foregoing is acquired or leased by Borrower in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                    (2) the purchase money Indebtedness or Capitalized Lease
Obligations shall only be secured by the property so acquired or leased and the
Indebtedness incurred in connection with such acquisitions shall not exceed in the aggregate $100,000.00 in any fiscal year of Borrower; and

                    (3) the purchase money Indebtedness or Capitalized Lease
Obligations are permitted by the provisions of SECTION 7.3.

               (f) Liens of local or state authorities for franchise or other like taxes, provided that the aggregate amounts of such liens shall not exceed
$100,000.00 in the aggregate at any one time;

               (g) Statutory liens of landlords and liens of carriers,
warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent

                                      -30-

foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrower in accordance with
GAAP;

               (h) Liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of Bank);

               (i) Tax liens which are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to the Mortgaged Property, senior to the liens of Bank or (z)
for taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in Section 7.8 hereof;

               (j) Liens on unexpired insurance premiums relating to insurance payment options;

               (k) Government Limitations which in the reasonable business judgment of Bank do not materially and adversely affect the value of the
Collateral.

     Borrower shall not enter into any agreement with any other Person which shall prohibit Borrower from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrower to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of the Bank.

     Borrower will not apply for or obtain any letters of credit for the payment of or to secure the payment for any inventory or other assets to be acquired by
Borrower, except letters of credit issued by Bank, at its discretion.

          7.10 EXISTENCE; APPROVALS; QUALIFICATION; BUSINESS OPERATIONS;
COMPLIANCE WITH LAWS. Borrower will (a) obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs except for any of the foregoing the failure of which to obtain, preserve and keep in full force and effect would not have a Material Adverse Effect; (b)
qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification except for any of the foregoing the failure of which to obtain, preserve and keep in full force and effect would not have a Material Adverse Effect; and (c) continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Bank.

          7.11 MAINTENANCE OF PROPERTIES, INTELLECTUAL PROPERTY. Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

     With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, Borrower shall upon the occurrence of an Event of Default and

                                      -31-

at any time thereafter until such time as it has been waived in writing by the
Bank maintain and protect the same and shall take and assert any and all remedies available to Borrower to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

     Borrower will notify Bank immediately of (a) the filing of any patent or trademark application, whether domestic or foreign, by Borrower; (b) the grant of any patent or trademark, whether domestic or foreign, to Borrower; or (c)
Borrower's intent to abandon a patent or trademark.

     Borrower will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by
Borrower; (ii) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by Borrower have been taken in a timely manner; and (iii)
execute and deliver to Bank an agreement permitting Bank to exercise all of
Borrower's rights in, to and under any patent or trademark owned by Borrower or any of its employees.

          7.12 INSURANCE. (a) Borrower will keep all insurable portions of the
Collateral insured for the protection of Borrower with Bank listed as a first mortgage holder and loss payee. All insurance policies shall be with financially sound and reputable insurance companies having a AM Best's rating of A- VII+ or better. Borrower shall obtain and maintain, so long as all or any portion of the
Bank Indebtedness remain outstanding, the following kinds of insurance: (i)
insurance against loss or damage by fire, flood, (with a limit equal to the maximum available under the NFIP), and other hazards covered by the standard extended coverage endorsement, and by sprinkler leakage, debris removal, cost of demolition, vandalism, malicious mischief, windstorm, and water damage in such coverage amounts no less than the full replacement value of the Collateral, if applicable; (ii) if the Mortgaged Property contains a steam boiler, a broad-form policy of repair and replacement boiler and machinery insurance of at least Five
Hundred Thousand ($500,000.00) Dollars per accident per location; (iii) a commercial general liability insurance insuring Borrower and including the Bank as an additional insured with limits not less than One Million ($1,000,000.00)
Dollars bodily injury per occurrence, and Five Million ($5,000,000.00) Dollars bodily injury per general aggregate; and (iv) rent loss and business interruption insurance. The property policy (which includes the rent loss and business interruption insurance) required by Bank shall name Bank as first
Mortgagee and as an additional insured, as its interests may appear. The foregoing insurance coverages and policies shall be in form and substance reasonably satisfactory to Bank. Borrower shall place certificates of insurance and, if requested by the Bank, copies of such insurance policies on deposit with
Bank, and with such evidence of payment of premiums for periods as specified by
Bank. In respect to this Collateral, all losses shall be payable to Bank and
Bank shall be named as an additional insured and as loss payee, as its interests may appear under standard non-contributory "mortgagee," "lender" or "secured party" clauses. All insurance with respect to the Collateral shall: (i) contain a breach of warranty clause in favor of the Bank; (ii) provide thirty (30) days notice of cancellation or non-renewal to the Bank except ten (10) days for non-payment of premium and (iii) be reasonably satisfactory in all material respects to Bank. If renewal

                                      -32-

certificates for such required coverages are not delivered to Bank on or before the date that is ten (10) days before the expiration of existing policies, Bank may, but shall not be obligated to, upon five (5) days written notice to
Borrower, obtain such policies on behalf of Borrower (or such insurance policies insuring Bank alone), notify Borrower that it is obtaining such policies and pay the premiums of such policies. Any such payment of premiums by Bank shall be an advance secured hereby, and shall bear interest from the date of such advance at the Default Rate, and shall, at the option of Bank, be repayable immediately upon demand. Borrower assigns to Bank all of its right, title and interest in all such policies of insurance, and authorizes Bank to collect for, adjust or compromise any loss which is covered by the provisions of such policies, and to collect loss proceeds (less expenses of collection). In the event of any loss or damage to the Collateral, Bank may elect (a) to make the proceeds of property insurance on the Collateral, after deducting therefrom any expenses incurred by
Bank in the collection thereof, available to Borrower for the repair, rebuilding or restoration of the Collateral, or (b) to apply such insurance proceeds in reduction of the Bank Indebtedness, whether due or not, without prepayment premium. Provided: (i) no Event of Default, shall exist under this Agreement, the Notes, or any other Loan Document, (ii) the amount of insurance proceeds and other funds available to Borrower are sufficient to reconstruct the Collateral to a condition substantially similar to its condition prior to such casualty,
(iii) the Buildings and Improvements (as defined in the Mortgage) can be rebuilt, if applicable, no later than the maturity date of the Notes, and (iv)
Borrower is maintaining not less than one year's business interruption insurance on the Collateral, then: (A) if the amount of the insurance proceeds payable by reason of such loss or damage is $1,000,000.00 or less, then such proceeds shall be paid over to the Borrower and applied by the Borrower to pay for repair, restoration, replacement and rebuilding of the Collateral, or (B) if the amount of insurance proceeds payable by reason of such loss or damage exceeds
$1,000,000.00, then Bank shall make such insurance proceeds available to
Borrower through a Disbursing Party (as defined below) for restoration and repairs of the Collateral. In the event Bank makes proceeds of insurance available for rebuilding, the Buildings and Improvements (as defined in the
Mortgage) to the extent possible shall be so repaired, restored or rebuilt so as to be of at least equal value and substantially the same character as prior to such damage or destruction, in a good and workmanlike manner and in conformity with all governmental statutes, ordinances and regulations. If the insurance proceeds are made available for repair, rebuilding or restoration, such proceeds shall be disbursed by Bank or a disbursing party chosen by Bank ("Disbursing
Party") in accordance with procedures reasonably satisfactory to Bank, including delivery of plans and specifications for approval by Bank, satisfactory evidence of the cost of completion thereof and architects' certificates, waivers of lien, contractors' and subcontractors' sworn statements, title continuations and other evidence of cost and payments so that the Disbursing Party can verify that the amounts disbursed from time to time are represented by completed and in-place work and that such work is free and clear of construction lien claims except for liens which are being contested by Borrower in accordance with the terms of this
Agreement. No payment made prior to the final completion of the work shall exceed ninety (90%) percent of the value of the work performed from time to time, and at all times the undisbursed balance of such proceeds remaining in the hands of the Disbursing Party shall be at least sufficient to pay for the cost of completion of the work free and clear of liens.

                                      -33-

               (b) Following an Event of Default under the Notes, this Agreement or any of the Loan Documents and at any time thereafter until such time as it has been waived in writing by Bank, Borrower shall pay to Bank, on the first day of each calendar month one-twelfth of an amount (hereinafter referred to as the
"Insurance Escrow Fund") which would be sufficient to pay the annual insurance premiums payable with respect to the Collateral. Notwithstanding the foregoing,
Borrower shall pay to Bank, on the first day of each calendar month one-twelfth of an amount which would be sufficient to pay the annual flood insurance premiums payable with respect to the Mortgaged Property. Bank will apply the
Insurance Escrow Fund to the payment of such premiums which are required to be paid by Borrower pursuant to the provisions of this Agreement. If the amount of the Insurance Escrow Fund shall exceed the amount of such premiums payable by
Borrower pursuant to the provisions of this Agreement, Bank shall, in its discretion, (a) return any excess to Borrower, or (b) credit such excess against future payments to be made to the Insurance Escrow Fund. In allocating such excess, Bank may deal with the person shown on the records of Bank to be the owner of the Collateral. If the Insurance Escrow Fund is not sufficient to pay such premiums as the same become payable, Borrower shall pay to Bank, upon request, an amount which Bank shall estimate as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the
Insurance Escrow Fund may be commingled with the general funds of Bank and shall constitute additional security for the Bank Indebtedness and shall not bear interest.

               (c) Borrower's failure to effectuate any such insurance or renewal policies as required herein, or to pay the premiums or renewal premiums on all such policies as they become due and payable, or to deliver certificates and policies (if requested by the Bank) and renewals thereof to Bank under the terms of this Agreement shall carry the same consequences as failure to pay any installment of principal and/or interest when due under the Notes, except that failure to deliver such certificates or policies when due shall be subject to a ten (10) day grace period. In the event Borrower fails to cause the insurance policies described hereinabove to be written and pay the premiums therefore and deliver such policies and renewal certificates thereof to Bank within the time periods provided herein, Bank shall nevertheless have the right, without being obligated to do so, to effectuate such insurance and pay the premiums therefore as stated aforesaid. All such premiums paid by Bank, unless previously paid into escrow by Borrower as set forth in this Agreement, shall be promptly repaid by
Borrower to Bank on demand, and Borrower's failure to repay the same as aforesaid, shall at Bank's option, carry with it the same consequences as failure to pay any installment of principal and/or interest when due under the
Notes.

          7.13 INSPECTIONS; EXAMINATIONS. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to
Borrower by such accountants or auditors, including management letters,
"comment" letters and audit reports, and to disclose to Bank any information they may have concerning Borrower's financial status and business operations.
Borrower further authorizes all federal, state and municipal authorities to furnish to Bank upon the occurrence of an Event of Default and at anytime thereafter until such time as it has been waived in writing by the Bank, copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

                                      -34-

     The officers of Bank, or such Persons as any of them may designate, may, at
Borrower's sole cost and expense, visit and inspect any of the properties of
Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of
Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Bank may desire.
Additionally, upon an Event of Default, Bank may obtain updated appraisals of the Collateral at Borrower's sole cost and expense.

     Bank may conduct at any time and from time to time, and Borrower will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower. Borrower will reimburse Bank for all costs, expenses and charges as may be required by Bank in connection with all field examinations. At Bank's option all costs, expenses and charges owing under this
SECTION 7.13 may be charged as a Revolving Line Advance.

     This Section 7.13 is expressly subject to the Government Limitations.

          7.14 DEFAULT UNDER OTHER INDEBTEDNESS. Borrower will not permit any of its Indebtedness having a principal amount in excess of $100,000.00 to be in default. If any such Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or, to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

          7.15 PENSION PLANS. Borrower will (a) keep in full force and effect any and all Plans of Borrower which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower's Plans in accordance with the terms of the applicable Plan and
ERISA; (c) comply with all material requirements of ERISA which relate to such
Plans so as to preclude the occurrence of any Reportable Event, with respect to which the duty to report cannot be waived, non-exempt Prohibited Transaction between Borrower and Plan or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank within ten (10) Good Business Days upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to
Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal
Revenue Service, the PBGC, or the U.S. Department of Labor relating to such termination.

          7.16 BANK OF ACCOUNT. Borrower will maintain Bank as its primary bank account.

          7.17 NOTIFICATION CHANGES OF MANAGEMENT. Borrower will notify Bank promptly in writing of any change in its board of directors, or Chief Executive
Officer, Chief Operating Officer, Chief Financial Officer or President.

          7.18 AMENDMENT TO CERTIFICATE OR ARTICLES OF INCORPORATION. Borrower
shall not make any amendment to its certificate or articles of incorporation or by-laws without providing Bank with thirty (30) day's prior notice thereof.
Borrower will provide Bank with a copy of any

                                      -35-

proposed amendments to its certificate or articles of incorporation or by-laws, prior to adoption. Borrower will not cause or permit any corporate division or similar event with respect to such Borrower.

          7.19 [INTENTIONALLY OMITTED]

          7.20 TRANSACTIONS WITH AFFILIATES. Borrower will not enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Bank. Borrower will not make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in SCHEDULE 7.20 or attached hereto or as permitted by Section 7.4. Borrower will cause all of its
Indebtedness at any time owed to its Affiliates, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon, except as approved by Bank in writing.

          7.21 NAME; ADDRESS OR STATE OF ORGANIZATION CHANGE. Borrower will not change its name or change or add any address or location except upon thirty (30)
days prior written notice to Bank and delivery to Bank of any items requested by
Bank to maintain perfection and priority of Bank's security interests and access to Borrower's books and records. Borrower shall not change its state of organization or take any action which would result in a change in Borrower's state of organization without Bank's prior written consent.

          7.22 NOTICES. Borrower will promptly notify Bank of (a) any action or proceeding brought against Borrower wherein such action or proceeding would, if determined adversely to Borrower have a Material Adverse Effect, or (b) the occurrence of any Default or Event of Default

          7.23 ADDITIONAL DOCUMENTS AND FUTURE ACTIONS. Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may reasonably request to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan
Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions, upon the occurrence of an
Event of Default and at anytime thereafter until such time as it has been waived in writing by the Bank, as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, to execute on Borrower's behalf and file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower's behalf such other documents and notices as Bank may deem advisable to perfect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

          7.24 [INTENTIONALLY OMITTED]

          7.25 ACCOUNTS RECEIVABLE. Borrower will (a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right upon which Borrower has based availability for Revolving Line Advances or if any account receivable previously scheduled, listed or referred to in any certificate, statement or report by

                                      -36-

Borrower and upon which Borrower is basing availability for Revolving Line
Advances ceases to be an Eligible Receivable; (b) adjust the borrowing base calculation under the Revolving Line to reduce the availability for Revolving
Line Advances by the amount of any account with respect to which Borrower is required to give Bank notice pursuant to the foregoing SUBSECTION (a) and repay any Out-Of-Formula Advance resulting therefrom; (c) make no change in any account upon which Borrower has based availability for Revolving Line Advances, unless such change is contemporaneously reflected in the borrowing base calculation; (d) furnish to Bank all information received by Borrower affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to Bank; (e) pay Bank the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the borrowing base calculation to reduce the availability for Revolving Line Advances by the amount of such account and repay any Out-Of-Formula Advance resulting therefrom; (f) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and if such amount is to be an
Eligible Receivable use reasonable commercial effects to execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and (g) deliver to
Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to
Borrower by Bank to omit any of the requirements of this SECTION 7.25 may be revoked by Bank at any time.

     Borrower will, if requested by Bank (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b)
furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to
Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) pay Bank the unpaid portion of any account or contract right upon which Borrower has based availability for Revolving Line
Advances if (i) such account is not paid promptly after its maturity, (ii) an account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar federal or state statute is filed by or against a purchaser, or (iv) Bank shall at any time reject the account as unsatisfactory; and until such payment is made by Borrower, Bank may retain any such account or contract right as security and may charge any deposit account of
Borrower for any such amounts; (f) join with Bank in executing a financing statement, notice, affidavit, security agreement, assignment or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank to perfect the liens and security interests granted therein; (g) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Bank may from time to time request; (h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; and (j) obtain from any owner, encumbrancer, processor, or other

                                      -37-

person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer, processor or other person, or from any such owner, encumbrancer, processor or other person such waivers of any interest in the Collateral as the Bank may require.

          7.26 [INTENTIONALLY OMITTED]

          7.27 RESTRICTIONS ON USE OF PROCEEDS. Borrower will not carry or purchase with the proceeds of any of the Loans any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal
Reserve System.

          7.28 COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Bank in writing of each commercial tort claim from time to time in favor of Borrower and provide Bank with full descriptions for each such claim and such additional information regarding such claim as may be required by Bank. Borrower authorizes the amendment to SCHEDULE 5.1(i) hereto as necessary from time to time to reflect the current status of Borrower's commercial tort claims.

          7.29 POSSESSORY COLLATERAL. Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, instrument or document, including, without limitation, any tangible chattel paper, letter of credit, note, draft, instrument, investment property or financial asset, Borrower shall deliver the original thereof to Bank together with an appropriate endorsement, stock power or other specific evidence of assignment thereof to Bank (in form and substance acceptable to Bank). If an endorsement or assignment of any such items shall not be made for any reason, Bank is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on
Borrower's behalf.

          7.30 ELECTRONIC CHATTEL PAPER. To the extent that Borrower obtains or maintains any electronic chattel paper, Borrower shall create, store and assign the record or records comprising the electronic chattel paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and, except as otherwise provided in clauses (iv), (v) and
(vi) below, unalterable, (ii) the authoritative copy identifies Bank as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Bank or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Bank, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

          7.31 SOLVENCY. The Borrower is solvent both before and after giving effect to (a) the Loans to be made or extended on the Closing Date or such other date as the Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower and
(c) the payment and accrual of all transaction costs in connection with the foregoing.

          7.32 [INTENTIONALLY OMITTED]

     8. FINANCIAL COVENANTS. Except with the prior written consent of Bank,
Borrower will comply with the following:

                                      -38-

          8.1 FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed
Charge Coverage Ratio measured on a rolling four quarter basis of not less than
1.25 to 1.0 for Borrower's fiscal quarter ended September 30, 2006 and for each fiscal quarter of Borrower ending thereafter.

          8.2 INDEBTEDNESS TO TANGIBLE NET WORTH RATIO. Borrower will maintain a ratio of Indebtedness of Borrower (excluding Filtran) and Costa Rican Subsidiary to Tangible Net Worth of not more than .90 to 1.0 as of September 30, 2006 and for each fiscal quarter of Borrower thereafter.

          8.3 CHANGES TO FINANCIAL COVENANTS. The Bank may, in its sole discretion, condition extension of the Revolving Line after the Revolving Line
Contract Period upon revision of the foregoing financial covenants.

     9. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrower will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of its dealings, business and affairs, and Borrower will deliver to Bank the following:

          9.1 ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower the annual report of the Borrower filed on Form 10-K with the U.S. Securities and
Exchange Commission along with:

               a. (a) the audited consolidated statements of operations and stockholders' equity of Borrower and its Subsidiaries for such fiscal year,

               (b) the audited consolidated balance sheet of Borrower and its
Subsidiaries as at the end of such fiscal year, and

               (c) the audited consolidated statement of cash flows of Borrower and its Subsidiaries for such fiscal year.

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing (the "ACCOUNTANTS") with respect to which such Accountants shall deliver their unqualified opinion; and in addition to the foregoing, Borrower shall provide:

          (ii) (a) the unaudited consolidating statement of operations of
Borrower and its Subsidiaries for such fiscal year,

               (b) the unaudited consolidating balance sheet of Borrower and its
Subsidiaries for such fiscal year, and

               (c) the unaudited consolidating statement of cash flows of
Borrower and its Subsidiaries for such fiscal year.

                                      -39-

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, and certified by the chief financial officer of the Borrower to be accurate and to have been prepared in accordance with GAAP (except for the absence of footnotes).

          9.2 QUARTERLY STATEMENTS. As soon as available and in any event within sixty (60) days after the close of each fiscal quarter of Borrower the quarterly report of the Borrower filed on Form 10-Q with the U.S. Securities and Exchange
Commission along with:

          (i) (a) the consolidated statement of operations and stockholders'
equity of Borrower and its Subsidiaries for such quarter,

               (b) the consolidated balance sheet of Borrower and its
Subsidiaries as of the end of such quarter, and

               (c) the consolidated statement of cash flows of Borrower and its
Subsidiaries for such quarter

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of the Borrower to be accurate and to have been prepared in accordance with GAAP (except for the absence of year end adjustments and certain footnotes); and in addition to the foregoing, Borrower shall provide:

          (ii) (a) the consolidating statement of operations of Borrower and its
Subsidiaries for each quarter;

               (b) the consolidating balance sheet of Borrower and its
Subsidiaries for such quarter; and

               (c) the consolidating statement of cash flows of Borrower and its
Subsidiaries for such quarter.

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, and certified by the chief financial officer of the Borrower to be accurate and to have been prepared in accordance with GAAP (except for the absence of year end adjustments and certain footnotes).

          9.3 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE STATEMENTS. As soon as available and in any event within fifteen (15) days after the end of each calendar month, a schedule of the Borrower's accounts receivable and accounts payable, identifying all Eligible Receivables, and the aging thereof by open invoice of each customer of Borrower, all certified as to accuracy by the chief financial officer of Borrower. Borrower will also provide Bank with all information requested by Bank with respect to any account debtor.

          9.4 INVENTORY CERTIFICATIONS. As soon as available and in any event within fifteen (15) days after the end of each calendar month, a report in form satisfactory to Bank of the level of Borrower's inventory, including but not limited to Raw Materials and Parts, with such details as may be requested by
Bank, all certified as to accuracy by the chief financial officer of Borrower.

                                      -40-

          9.5 BORROWING BASE CERTIFICATIONS AND RELATED DOCUMENTS. At least once every calendar month (within fifteen (15) days after the end of each calendar month), as a condition of each Advance under the Revolving Line and otherwise as requested by Bank, a borrowing base certificate in the form of EXHIBIT "D"
attached hereto, together with such additional information as may be requested by Bank, certified as to accuracy by the President or chief financial officer of
Borrower.

          9.6 AUDIT REPORTS. Promptly upon receipt thereof, one copy of each other report submitted to Borrower by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrower.

          9.7 REPORTS TO GOVERNMENTAL AGENCIES AND OTHER CREDITORS. Upon request of Bank, with reasonable promptness and subject to Governmental Disclosure
Regulations, copies of all such financial reports, statements and returns which
Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by
Borrower to any supplier or other creditor in connection with any payment restructuring.

          9.8 COMPLIANCE CERTIFICATES. Within the periods provided in SECTIONS
9.1 AND 9.2. above, a certificate of the President or chief financial officer of
Borrower setting forth: (x) the financial statement(s) fairly and accurately represent(s) the Borrower's financial condition at the end of the particular accounting period, as well as the Borrower's operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Borrower has not received any notice of cancellation with respect to its property insurance policies or describing any such notice received; (C) the Borrower has not received any notice that could result in a Material Adverse Effect on the value of the Collateral taken as a whole or describing any such notice received; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Agreement.

          9.9 REQUESTED INFORMATION. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of
Borrower, as Bank may reasonably request from time to time.

     10. ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

          10.1 REPRESENTATIONS. Borrower represents to Bank as follows: (a) the
Environmental Affiliates are in material compliance with all Environmental
Requirements and Borrower has no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental
Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) except as set forth in SCHEDULE
10.1, Borrower has received no notice of any pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, nor is Borrower aware of any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any
Environmental Affiliate is an Environmental Cleanup Site; (e) except as set forth in SCHEDULE 10.1,

                                      -41-

no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at any Environmental Cleanup Site; (f) there are no environmental liens or claims for cost reimbursement under Environmental
Requirements outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

          10.2 REAL PROPERTY. Borrower represents and warrants to Bank that there are no Special Materials presently located on or, to the best of its knowledge, near any real property owned, leased or operated by any Environmental
Affiliate (collectively, "REAL PROPERTY") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in material compliance with all Environmental Requirements. Borrower represents to Bank that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special
Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special
Materials which are and have at all times been treated, stored, transported, handled and disposed of in material compliance with all Environmental
Requirements. Without limiting the generality of the foregoing, the Real
Property is not being used nor, to the best of Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge), except as set forth in SCHEDULE 10.1.

          10.3 COVENANT REGARDING COMPLIANCE. Borrower shall take or cause all
Environmental Affiliates to take, at Borrower's and such Environmental
Affiliate's sole expense, such actions as may be necessary to comply with all
Environmental Requirements, as hereinafter defined. If any Environmental
Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by
Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrower and all sums so advanced or paid shall become a part of the Bank Indebtedness.

     The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in material compliance with all Environmental Requirements and will obtain from their contractors retained in connection with Special Materials activities copies of all certificates of compliance or disposal that such contractors are required to keep, maintain and provide under Environmental Requirements.

          10.4 NOTICES. In the event Borrower becomes aware of any past, present or future facts or circumstances which have given rise to a claim or a demand against any Environmental Affiliate related to a failure to comply with any
Environmental Requirements, Borrower will promptly give Bank notice thereof, together with a written statement of an officer of Borrower setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

                                      -42-

          10.5 INDEMNITY AND INDEMNIFICATION PROCEDURES. Borrower agrees to indemnify, defend and hold harmless Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrower or any Environmental Affiliate, (b) the release of any
Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrower or any Environmental Affiliate at any third party owned site, (c) any claim against Borrower or any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrower of any representation or covenant in this SECTION 10. If any action, proceeding, litigation or claim shall be brought or asserted against
Bank for any matter which the Bank is indemnified hereunder Bank shall notify
Borrower in writing thereof and Borrower shall promptly assume the defense thereof, including, without limitation, the employment of counsel selected by
Borrower and reasonably approved by Bank, such approval not to be unreasonably withheld, conditioned or delayed. Any failure of Bank to notify Borrower of such matter shall not impair or reduce the obligations of Borrower hereunder. Bank shall have the right, at the reasonable expense of Borrower, if Bank has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel, to employ separate counsel in any such action and to participate in the defense thereof at such
Borrower's sole cost and expense.

          10.6 TESTING. If Bank shall ever have a reasonable basis to believe that any Special Material adversely affects the Property, or if any
Environmental Claim is made, Borrower will at its expense provide to Bank within a reasonable time, a report of an environmental assessment of the Property at issue made after the date of Bank's request and of such scope as Bank may reasonably request and by a consulting firm reasonably acceptable to Bank
("Environmental Consultant"). Bank shall cause any such assessment to be made at
Borrower's expense and risk if Borrower fails to comply with such agreement to do so, and Bank and its designees are hereby granted access to the Property at any time or times, upon reasonable notice, to make or cause to be made such environmental assessments.

     The cost of such visits, inspections, examination and tests shall be borne by the Borrower. In the event Bank pays such costs, such sums shall be at once repayable by Borrower and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the
Environmental Affiliates' compliance with all Environmental Requirements.

          10.7 SURVIVAL. The indemnification obligations of Borrower contained in this Section 10, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

     11. CONDITIONS OF CLOSING. The obligation of Bank to make available the
Loans is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

          11.1 LOAN DOCUMENTS. Borrower and all other required persons will have executed and delivered to Bank the Loan Documents.

                                      -43-

          11.2 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower set forth in the Loan Documents will be true and correct in all material respects at and as of the date hereof.

          11.3 NO DEFAULT. No condition or event shall exist or have occurred which would constitute a Default or Event of Default hereunder.

          11.4 PROCEEDINGS AND DOCUMENTS. All proceedings taken by Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be reasonably satisfactory in form and substance to Bank and Bank's counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of Borrower or by an officer of Borrower, certifying (a)
true copies of the articles of incorporation and bylaws of Borrower in effect on such date, (b) true copies of all corporate actions taken by Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by
Bank.

          11.5 ENVIRONMENTAL MATTERS. Bank shall have received a report from an environmental consultant or engineer acceptable to Bank, satisfactory in form and substance to Bank as to such environmental matters pertaining to Borrower and its Environmental Affiliates as Bank may require (including but not limited to a Phase I environmental risk report for all real property constituting
Collateral. Each such report requested shall be addressed to Bank.

          11.6 WAIVER AGREEMENTS. Bank shall have received a Waiver Agreement, satisfactory in form and substance to Bank, from each landlord and warehouseman for each location leased by Borrower or at which Borrower warehouses inventory.
Additionally, Bank shall have received such letter agreements as Bank in its sole discretion may require from any processor, consignee, bailee or any other third party which at any time has possession of any of the Collateral.

          11.7 DELIVERY OF OTHER DOCUMENTS. The following documents shall have been delivered by or on behalf of Borrower to Bank:

               (a) GOOD STANDING AND TAX LIEN CERTIFICATES. A good standing certificate from the state of incorporation of Borrower certifying to the good standing and status of Borrower, good standing/foreign qualification certificates from all other jurisdictions in which Borrower is required to be qualified to do business (including the State of New Jersey), and tax lien certificates for Borrower from each United States jurisdiction in which Borrower is required to be qualified to do business.

               (b) AUTHORIZATION DOCUMENTS. Evidence of authorization of
Borrower's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

               (c) INSURANCE. Evidence of the insurance coverage required under
SECTION 7.12.

                                      -44-

               (d) OPINION OF COUNSEL. An opinion of counsel for Borrower in form and content satisfactory to Bank.

               (e) LIEN SEARCH. Copies of record searches on Borrower (including
UCC searches and judgments, suits, tax, and other lien searches) acceptable to
Bank.

               (f) [INTENTIONALLY OMITTED]

               (g) APPRAISALS. An appraisal of: (i) Borrower's desk-top
equipment indicating a minimum orderly liquidation value of $2,500,000.00 and
(ii) the Mortgaged Property reflecting a maximum 75% loan-to-value ratio, in form and substance satisfactory to Bank.

               (h) [INTENTIONALLY OMITTED]

               (i) MORTGAGED PROPERTY DOCUMENTS. (i) A title insurance policy insuring Bank's mortgage lien on the Mortgaged Property in an amount and in form and content satisfactory to Bank with no restrictions, liens, encumbrances or exceptions, except as approved by Bank; (ii) copies of all approvals, permits and authorizations related to ownership and operation of the Mortgaged Property;
and (iii) a satisfactory survey of the Mortgaged Property.

               (j) FLOOD INSURANCE CERTIFICATE. A flood zone certificate for the
Mortgaged Property. If said certificate indicates that any of the Mortgaged
Property is located in a national Flood Plain, a policy of flood insurance must be delivered to the Bank

               (k) PATRIOT ACT COMPLIANCE. Bank shall have received evidence satisfactory to it of compliance with the USA Patriot Act.

               (l) OTHER DOCUMENTS. Such other documents as may be required to be submitted to Bank by the terms hereof or of any Loan Document.

          11.8 NON-WAIVER OF RIGHTS. By completing the closing hereunder, or by making Advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank unless expressly waived in writing by Bank.

     12. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Without limiting Bank's discretion to make Revolving Line Advances subsequent to the date hereof,
Subsequent Advances shall be conditioned upon the following conditions and each request by Borrower for an Advance shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

          12.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained herein or in the Loan Documents shall be true in all material respects at and as of the date of such Advance as if made on such date, and each request for an Advance shall constitute

                                      -45-

reaffirmation by Borrower that such representations and warranties are then true in all material respects.

          12.2 NO DEFAULT. No condition or event shall exist or have occurred at or as of the date of such Advance which would constitute a Default or Event of
Default hereunder.

          12.3 OTHER REQUIREMENTS. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

     13. DEFAULT AND REMEDIES.

          13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

               (a) The failure of Borrower to pay any amount of principal or interest on any of the Notes, or any fee or other sums payable hereunder, or any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

               (b) The failure of Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other
Loan Document not otherwise specifically constituting an Event of Default under this Section 13.1 and such failure continues unremedied for a period of fifteen
(15) days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) any officer or principal of Borrower knows of the existence of such failure, provided that, in the event such failure is incapable of remedy or was willfully caused or permitted by Borrower, Borrower shall not be entitled to any notice or grace hereunder;

               (c) The failure of Borrower to pay any Indebtedness for borrowed money, in any such case having a principal amount in excess of $100,000.00 due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement, in any such case having a principal amount in excess of $100,000.00 pertaining thereto binding Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

               (d) The failure of Borrower to pay or perform any other
obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

               (e) The adjudication of Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or the entry of an order appointing a receiver or trustee for Borrower or any of its respective property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

                                      -46-

               (f) A proceeding under any bankruptcy, reorganization,
arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or against unless dismissed within thirty (30) days and provided that
Bank shall have no obligation to make Advances during such thirty (30) day period Borrower or Borrower makes an assignment for the benefit of creditors, or
Borrower takes any action to authorize any of the foregoing;

               (g) The cessation of the operation of Borrower's present
business, Borrower becoming unable to meet its debts as they mature or the admission in writing by Borrower to such effect, or Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

               (h) All or any part of the Collateral or the assets of Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

               (i) The entry of a final judgment for the payment of money against Borrower in excess of $100,000.00 which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

               (j) Any representation or warranty of Borrower in any of the Loan
Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

               (k) Borrower voluntarily or involuntarily dissolves or is
dissolved, terminates or is terminated;

               (l) [Intentionally omitted];

               (m) Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order has a Material Adverse Effect;

               (n) [Intentionally omitted];

               (o) [Intentionally omitted];

               (p) [Intentionally omitted];

               (q) Any uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs which would have a Material Adverse Effect on
Borrower or its ability to pay the Bank Indebtedness or otherwise perform hereunder;

               (r) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial

                                      -47-

curtailment of production or other revenue producing activities at any facility of Borrower for more than sixty (60) consecutive days;

               (s) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew has a Material Adverse Effect;

               (t) Any breach (after given effect to any applicable grace or cure periods) by Borrower or any creditor of its obligations under any
Subordination Agreement now or hereafter executed in favor of Bank; or

               (u) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower or any stockholder of Borrower.

          13.2 REMEDIES. At the option of the Bank, upon the occurrence of an
Event of Default, and at any time thereafter until such time as it has been waived in writing by the Bank:

               (a) The entire unpaid principal of the Loans, all other Bank
Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

               (b) The Revolving Line will immediately terminate and the
Borrower will receive no further extensions of credit thereunder;

               (c) Bank may increase the interest rate on the Loans to the applicable default rate set forth herein, without notice;

               (d) Bank may reduce availability for advances under the formula in the Borrowing Base Amount or require additional reserves without notice;

               (e) Subject to Government Limitations, Bank may enter any
premises occupied by Borrower and take possession of the Collateral and any records relating thereto; and/or

               (f) Subject to Government Limitations, Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform
Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under SECTION 13.1(e) or (f), all Bank
Indebtedness shall become immediately due and payable.

          13.3 SALE OR OTHER DISPOSITION OF COLLATERAL. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of
Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the

                                      -48-

Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrower's expense, pending sale or other disposition of the Collateral. Borrower, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by
Bank. Bank shall have the right to conduct such sales on Borrower's premises, at
Borrower's expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the
Collateral which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address specified in SECTION 14.1 below, at least ten (10) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrower agrees that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, upon the occurrence of an Event of Default, without charge, Borrower's labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to
Bank's benefit. Bank shall be under no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the
Bank Indebtedness.

          13.4 ACTIONS WITH RESPECT TO ACCOUNTS. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions upon the occurrence of an Event of Default and at any time thereafter until such time as it has been waived in writing by the Bank, in its name or the name of Bank, as Bank may determine, without notice to Borrower and at
Borrower's expense:

               (a) Verify the validity and amount of or any other matter
relating to the Collateral by mail, telephone, telecopy or otherwise;

               (b) Notify all account debtors that Borrower's accounts have been assigned to Bank and that Bank has a security interest therein;

               (c) Direct all account debtors to make payment of all Borrower's accounts directly to Bank and forward invoices directly to such account debtors;

               (d) Take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

                                      -49-

               (e) Notify the United States Postal Service to change the address for delivery of mail addressed to Borrower to such address as Bank may designate;

               (f) Have access to any lockbox or postal boxes into which
Borrower's mail is deposited and receive, open and dispose of all mail addressed to Borrower (any sums received pursuant to the exercise of the rights provided in SECTIONS 13.4 (a) THROUGH (f) above may, at Bank's option, be deposited in the cash collateral account provided for herein);

               (g) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

               (h) After the occurrence of an Event of Default and at any time thereafter until such time as it has been waived in writing by Bank, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                    (1) Demand payment of any accounts or direct any account
debtors to make payment of accounts directly to Bank;

                    (2) Receive and collect all monies due or to become due to
Borrower;

                    (3) Exercise all of Borrower's rights and remedies with
respect to the collection of accounts;

                    (4) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                    (5) Sell or assign the accounts on such terms, for such
amount and at such times as Bank deems advisable;

                    (6) Prepare, file and sign Borrower's name or names on any
Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                    (7) Prepare, file and sign Borrower's name or names on any
Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or
Mechanic's Lien or similar document in connection with the Collateral;

                    (8) Endorse the name of Borrower upon any chattel papers,
documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                    (9) Sign the name of Borrower to verifications of accounts and notices thereof sent by account debtors to Borrower; or

                                      -50-

                    (10) Take all other actions necessary or desirable to
protect Borrower's or Bank's interest in the accounts.

     Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct.
This power, being coupled with an interest, is irrevocable. Borrower agrees to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

          13.5 SET-OFF. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower's obligations under the
Loan Documents.

          13.6 TURNOVER OF PROPERTY HELD BY BANK. Borrower irrevocably authorizes any Affiliate of Bank, upon and following the occurrence of an Event of Default, at the request of Bank and without further notice, to turnover to
Bank any property of Borrower held by such Affiliate, including without limitation, funds and securities for such Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by Borrower with such
Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by
Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

          13.7 DELAY OR OMISSION NOT WAIVER. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the
Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of
Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and
Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrower.

          13.8 REMEDIES CUMULATIVE; CONSENTS. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever Bank's consent or approval is required, such consent or approval shall be at the sole and absolute discretion of Bank.

          13.9 CERTAIN FEES, COSTS, EXPENSES, EXPENDITURES AND INDEMNIFICATION.
Borrower agrees to pay on demand all costs and expenses of Bank, including without limitation:

                                      -51-

               (a) all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan
Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

               (b) all losses, costs and expenses in connection with the
enforcement, protection and preservation of the Bank's rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of
Bank (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

               (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

     In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the
Collateral free from security interests or liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended
(including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank
Indebtedness.

     With respect to any amount required to be paid by Borrower under this
Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the highest default rate set forth herein.

     Borrower agrees to indemnify and hold harmless, Bank and Bank's officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such
Person is a party to any litigation), including attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement or any of the other
Loan Documents, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates.

     Borrower's obligations under this Section shall survive termination of this
Agreement and repayment of the Bank Indebtedness.

          13.10 TIME IS OF THE ESSENCE. Time is of the essence in Borrower's performance of its obligations under the Loan Documents.

     14. COMMUNICATIONS AND NOTICES.

          14.1 COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and,

                                      -52-

unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

     To Borrower:

                   Merrimac Industries, Inc.
                   41 Fairfield Place
                   West Caldwell, New Jersey 07006
                   Attention: Robert V. Condon, Chief Financial Officer
                   Telecopy No.: 973.882.5981

     With copy to:

                   Katten Muchin Rosenman LLP
                   575 Madison Avenue
                   New York, NY 10022-2585
                   Attention: Eric Lerner, Esq.
                   Telecopy No.: 212.940.6455

     To Bank:

                   North Fork Bank
                   710 Route 46 East
                   Fairfield, New Jersey 07004
                   Attention: Loan Administrator
                   Telecopy No.: 973.882.5018

     With a copy to:

                   Wolf, Block, Schorr and Solis-Cohen LLP
                   101 Eisenhower Parkway
                   Roseland, New Jersey 07068
                   Attention: Brian Richard Lenker, Esq.
                   Telecopy Number: 973.228.7852

     15. WAIVERS.

          15.1 WAIVERS. IN CONNECTION WITH ANY PROCEEDINGS UNDER THE LOAN
DOCUMENTS, INCLUDING WITHOUT LIMITATION ANY ACTION BY BANK IN REPLEVIN,
FORECLOSURE OR OTHER COURT PROCESS OR IN CONNECTION WITH ANY OTHER ACTION
RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER,
BORROWER WAIVES:

               (a) ALL ERRORS, DEFECTS AND IMPERFECTIONS IN SUCH PROCEEDINGS;

                                      -53-

               (b) ALL BENEFITS UNDER ANY PRESENT OR FUTURE LAWS EXEMPTING ANY
PROPERTY, REAL OR PERSONAL, OR ANY PART OF ANY PROCEEDS THEREOF FROM ATTACHMENT,
LEVY OR SALE UNDER EXECUTION, OR PROVIDING FOR ANY STAY OF EXECUTION TO BE
ISSUED ON ANY JUDGMENT RECOVERED UNDER ANY OF THE LOAN DOCUMENTS OR IN ANY
REPLEVIN OR FORECLOSURE PROCEEDING, OR OTHERWISE PROVIDING FOR ANY VALUATION,
APPRAISAL OR EXEMPTION;

               (c) PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF
NON-PAYMENT, PROTEST AND NOTICE OF PROTEST OF ANY OF THE LOAN DOCUMENTS,
INCLUDING THE NOTES;

               (d) ANY REQUIREMENT FOR BONDS, SECURITY OR SURETIES REQUIRED BY
STATUTE, COURT RULE OR OTHERWISE;

               (e) ANY DEMAND FOR POSSESSION OF COLLATERAL PRIOR TO COMMENCEMENT
OF ANY SUIT; AND

               (f) ALL RIGHTS TO CLAIM OR RECOVER ATTORNEY'S FEES AND COSTS IN
THE EVENT THAT BORROWER IS SUCCESSFUL IN ANY ACTION TO REMOVE, SUSPEND OR
PREVENT THE ENFORCEMENT OF A JUDGMENT ENTERED BY CONFESSION.

          15.2 FORBEARANCE. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower.

          15.3 LIMITATION ON LIABILITY. Except as set forth in the next sentence, Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

               (a) Safekeeping any Collateral;

               (b) Any loss or damage to any Collateral;

               (c) Any diminution in value of the Collateral; or

               (d) Any act or default of another Person.

     Subject to its obligations as a secured party under the UCC, Bank shall only be liable for any act or omission on its part regarding the foregoing constituting gross negligence or willful misconduct. In the event that Bank breaches its required standard of conduct under the UCC, Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against
Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral other than as required of secured parties under the UCC or to incur expenses or perform any obligation or duty of
Borrower.

     16. SUBMISSION TO JURISDICTION.

                                      -54-

          16.1 SUBMISSION TO JURISDICTION. Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the State of
New Jersey, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in SECTION 14.1. Nothing contained in this SECTION 16.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against
Borrower or its property in the courts of any other jurisdiction.

     17. MISCELLANEOUS.

          17.1 BROKERS. The transaction contemplated hereunder was brought about and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person,
Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower's own cost and expense, including Bank's attorneys' fees.
Borrower further agrees that until any such claim or demand is adjudicated in
Bank's favor, the amount claimed and/or demanded shall be deemed part of the
Bank Indebtedness secured by the Collateral.

          17.2 USE OF BANK'S NAME. Borrower shall not use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission (including press releases) or any like regulatory body and except as may be required in its dealings with any governmental agency.

          17.3 NO JOINT VENTURE. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this
Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

          17.4 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower in the Loan Documents or made by or on its behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the
Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by
Borrower.

          17.5 NO ASSIGNMENT BY BORROWER. Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrower as it presently exists.

                                      -55-

          17.6 ASSIGNMENT OR SALE BY BANK. (a) (i) Subject to the conditions set forth in paragraph (a)(ii) below, the Bank may assign to one or more assignees
(each, an "ASSIGNEE") all or a portion of its rights and obligations under this
Agreement including all or a portion of its Loans at the time owing to it hereunder and a commensurate portion of its rights and obligations hereunder and under the Loan Documents with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), provided that no consent of the Borrower shall be required for an assignment to an Affiliate of the Bank, an Approved Fund (as defined below) or, if upon the occurrence of an Event of Default and at anytime thereafter until such time as it has been waived in writing by the Bank.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) the parties to each assignment shall execute and deliver to the Bank an assignment and assumption in a form satisfactory to the Bank (the
"Assignment and Assumption"); and

               (B) the Assignee shall deliver to the Bank an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material nonpublic information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities law.

For the purposes of this Section 17.6, "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Bank, (b) an
Affiliate of the Bank or (c) an entity or an Affiliate of an entity that administers or manages the Bank.

          (iii) Subject to acceptance and recording thereof pursuant to Section
17.6 (a)(iv) below, from and after the effective date specified in each
Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a lender under this Agreement, and the Bank thereunder shall, to the extent of the interest assigned by such Assignment and
Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the Bank's rights and obligations under this Agreement, the Bank shall cease to be a party hereto).
Any assignment or transfer by the Bank of rights or obligations under this
Agreement that does not comply with this Section 17.6 shall be treated for purposes of this Agreement as a sale by the Bank of a participation in such rights and obligations in accordance with Section 17.6(b) below.

          (iv) The Bank, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Bank, and principal amount of the Loans owing to, the Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower and the Bank may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender hereunder for all

                                      -56-

purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Bank and lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by the Bank and an Assignee, the Assignee's completed administrative questionnaire, and any written consent to such assignment required by paragraph
(a) of this Section, the Bank shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the
Register as provided in this paragraph.

               (b) The Bank may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Bank's rights and obligations under this Agreement
(including all or a portion of the Loans owing to it); provided that (A) the
Bank's obligations under this Agreement shall remain unchanged, (B) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank sells such a participation shall provide that the Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such agreement may provide that the
Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver and that to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.5 as though it were the
Bank, provided such Participant shall be subject to Section 13.5 as though it were the Bank.

               (c) The Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Bank, including any pledge or assignment to secure obligations to a
Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Bank from any of its obligations hereunder or substitute any such pledgee or Assignee for the Bank as a party hereto.

               (d) The Borrower, upon receipt of written notice from the Bank, agrees to issue notes to the Bank requiring notes to facilitate transactions of the type described in paragraph (c) above.

          17.7 BINDING EFFECT. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          17.8 SEVERABILITY. The provisions of this Agreement and all other Loan
Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

          17.9 NO THIRD PARTY BENEFICIARIES. The rights and benefits of this
Agreement and the Loan Documents shall not inure to the benefit of any third party.

                                      -57-

          17.10 MODIFICATIONS. No modification of this Agreement or any of the
Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

          17.11 HOLIDAYS. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

          17.12 LAW GOVERNING. This Agreement has been made, executed and delivered in the State of New Jersey and will be construed in accordance with and governed by the laws of such State.

          17.13 INTEGRATION. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

          17.14 EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

          17.15 HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          17.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          17.17 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND BANK WAIVE ANY
RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a)
ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR
RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF
THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE
WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND
CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED
BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO
TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT
WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS,
CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF
THIS SECTION.

                                      -58-

          17.18 Cross Default/Cross Collateral. All other agreements, whether now or hereafter existing, between the Borrower, and the Bank and/or any of their affiliates or subsidiaries, relating to the Loans are hereby amended so that an Event of Default under this Agreement is a default under all other such agreements relating to the Loans and a default under any one of those agreements is an Event of Default under this Agreement. All such agreements are further amended so that the Collateral under this Agreement secures the obligations now or hereafter outstanding under all other such agreements relating to the Loans, and the Collateral which serves as security under all other such agreements relating to the Loans secures the Bank Indebtedness under this Agreement.

          17.19 Credit Support Document. This Agreement is intended to act (i)
as a "Credit Support Document" (as defined in the Master Agreement) with respect to each party and is made part of the Schedule to the Master Agreement, which
Master Agreement includes the Schedules thereto and all Confirmations (as defined in the Master Agreement) exchanged between the parties confirming the transactions thereunder, and (ii) as a "transfer" under a swap agreement, made by or to a swap participant, in connection with a swap agreement within the meaning of U.S. Bankruptcy Code Section 546(g).

                                      -59-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Attest:                                   Merrimac Industries, Inc.

By: /s/ David Dziemian                    By: /s/ Robert V. Condon
   ------------------------------------      ----------------------------------
Name: David Dziemian                         Robert V. Condon, Chief Financial
Title: Controller                            Officer and Vice President, Finance

Witness:                                  North Fork Bank

By: /s/ Peter Laffler                     By: /s/ William C. Gascoigne
   ------------------------------------      ----------------------------------
Name: Peter Laffler                          Name: William C. Gascoigne
Title: Vice President                        Title: Senior Vice President

                                      -60-

                                    EXHIBITS
                                    --------

Exhibit "A" - Revolving Line Note

Exhibit "B" - Mortgage Note

Exhibit "C" - Term Note

Exhibit "D" - Form of Borrowing Base Certificate

                                    SCHEDULES
                                    ---------

Schedule 5.1(i)    Commercial Tort Claims

Schedule 6.1       Valid Organizations, Good Standing and Qualification

Schedule 6.3       Subsidiaries

Schedule 6.6       Pending Litigation or Proceedings

Schedule 6.7       Due Authorization; No Legal Restrictions

Schedule 6.10      Governmental Consents

Schedule 6.13      Names; Addresses

Schedule 6.15      Pension Plan

Schedule 6.17      Intellectual Property

Schedule 6.21      Deposit Accounts

Schedule 7.3       Limitations on Indebtedness

Schedule 7.4       Investments and Loans

Schedule 7.9       Liens

Schedule 7.20      Transactions with Affiliates

Schedule 10.1      Environmental Representations